                                                                  EXHIBIT 10.7

                                 THIS SUBLEASE

                           BETWEEN AMPEX CORPORATION

                               AND FOGDOG, INC.

     This Sublease, as of the Effective Date defined below, is entered into by and between Ampex Corporation and Fogdog, Inc., on the following terms and conditions:

1.   DEFINITIONS:
The following terms, when capitalized, shall have the meanings set forth in this
Section:

1.1 "Building" and/or "Premises" shall refer to the structure located at 500 Broadway, Redwood City, California 94063, together with the Building Common Areas and surrounding parking, as provided in Section 17 below.

1.2  "Building Common Areas" shall mean the Building's Elevator (Room 113 and
107), Lobby (Room 101), Main Electrical Closet Room 108, Fire Sprinkler Riser Room 111, Corridor 126, Conference Room 127, Lunch Room 136, Training Conference Room 137a and Training Conference Room 137b. All Room numbers refer to the numbers assigned to the various rooms on the space plan for the Building, which is attached hereto as Exhibit A, Subject to the provisions of Section 19 hereof, Sublessee shall have the exclusive use of the Building Common Area described as Conference Room 127 during the term of the Sublease and any extensions.

1.3 "Consent" shall mean the Consent to Sublease, which sets forth the terms and conditions upon which Lessor has granted his consent to this Sublease. The Consent was executed by the Lessor, Sublessor, and Sublessee, and is attached hereto as Exhibit "B,"

1.4  "Effective Date" shall mean July ___, 1999.

1.5 "Exhibit(s)" shall mean the documents expressly referenced in this Sublease, copies of which have been attached hereto and are incorporated by this reference.

1.6 "Lessor" and/or "Landlord' shall refer to Martin/Campus Associates No. 6, L.P. the successor in interest to Martin/Campus Associates, L.P.

1.7 "Master Lease" shall mean the Lease (Single-Tenant Building on Multi-Building Project) by and between Martin/Campus Associates, L.P. and Ampex Corporation, dated January 19, 1996, as modified by the First Amendment to Lease between Martin/Campus Associates No. 6, L.P. and Ampex Corporation, Dated September 10, 1998. A copy of the Master Lease is attached hereto as Exhibit "C."

1.8  "Occupancy Date" shall be August 1, 1999.

1.9 "Sublease" shall mean this agreement, together with all the exhibits and attachments referenced herein, which are incorporated by this reference.

1.10 "Subleased Premises" shall consist of approximately 31,987plus/or minus square feet (the initial Premises to be 27,867plus/or minus square feet for months 1 - 12 with a phase-in to 31,987 square feet beginning on the 13th month of the Sublease term), located on the second floor of the Building, together with the Building Common Areas and Parking as provided herein.

1.11 "Sublease Rent" shall mean the money to be paid by Sublessee to Sublessor during the Term, and, unless separately noted, shall include both the "Sublease Monthly Base Rent" and the "NNN" expenses, as set forth in Section 4.

1.12 "Sublease Term" shall be the duration  of this Sublease, as defined in
Section 3 and, where applicable, shall include both the "Initial Term and the "Extended Term" as those terms are defined in Section 3.

1.13 "Sublessee" shall mean Fogdog, Inc., a California corporation with its primary place of business at 3031 Tisch Way, 100 Plaza East, San Jose, CA 95128.

1.14 "Sublessor," "Tenant" and/or "Lessee" shall mean Ampex Corporation, a Delaware corporation with its primary place of business at 500 Broadway, Redwood City., CA 94063.

2.   SUBLEASE TERMS AND CONDITIONS

2.1 Sublessor leases to Sublessee and Sublessee leases from Sublessor the Subleased Premises upon all of the terms, covenants and conditions contained in this Sublease as of the Effective Date.

2.2. Except as provided in this Section 2, this Sublease is subject to the terms and conditions of the Master Lease and the Consent.

2.3 Sublessee hereby assumes and agrees to be bound by and perform all of the terms, conditions, covenants, and obligations of Lessee under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the Building Common Areas, except as specifically set forth herein.

2.4 Sublessor hereby agrees to cause Lessor, under the Master Lease, to perform all of the obligations of Lessor thereunder to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas.

2.5 Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto shall, by renegotiation of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other parties hereto who are affected thereby against impairment. Nothing contained in this Section 2 or elsewhere in this Sublease shall prevent or prohibit Sublessor from assigning its interest in this Sublease or subletting the remainder of the Premises to any other third party, subject to the rights of Sublessee in the Building Common Areas and parking provided in this Sublease, and so long as such assignment or subletting is not in conflict with the terms of this Sublease.

2.6 The following paragraphs of the Master Lease are modified, superseded or are not applicable to this Sublease as noted:

          Section 1 - Parties (the parties are as set forth above);
          Section 2 - Premises (Sublessee's obligations shall only run to the Subleased Premises);
          Section 3 - Definitions (Terms specific to the Sublease shall have the meanings provided in this Sublease. Any other capitalized terms shall have the meaning set forth in the Master Lease);
          Section 4 - Lease Term (the Sublease has a separately defined Sublease Term, but, in no event can it extend beyond the Term of the Master Lease);
          Section 5 - Rent (the calculation of the Sublease Rent is defined in
          Section 4 below);
          Section 7 - Security Deposit (Sublessee's security deposit for the Sublease shall be as provided in Section 5 below);
          Section 9 - Tenant Improvements (not applicable to this Sublease);
          Section 10 - Condition of the Premises (in the first sentence, replace the phrase 44 "completion of the Tenant Improvements" with the phrase "the Occupancy Date," and the fourth, fifth, sixth and seventh sentences are not applicable);
          Section 35 - Brokers (this provision is superseded by Section 9 below);
          Section 37 - Modification for Lender (this provision is not applicable);
          Section 38 - Parking (this provision is modified by the Section 17 below); and
          Section 39 - Option to Purchase (this provision is not applicable).

2.7. Condition of Premises:
Upon the Occupancy Date, Sublessor shall deliver the Subleased Premises with the roof, HVAC system, electrical, plumbing and lighting in good working condition. Attached hereto as Exhibit D is a "Summary Of Building Services," which sets forth the parties agreement regarding the various Building services and features that will either be available to Sublessee or shared by the parties, together with the division of the responsibilities and expenses for those services and features.

2.8 Sublessee shall be responsible for making and paying for any and all improvements to the Subleased Premises, subject to the prior written approvals of both the Landlord and Sublessor. Sublessor's and Landlord's approval to such improvements shall not be unreasonably withheld. The requirement of consent shall be subject to and in accordance with the provisions of Section 13 of the Master Lease.

2.9. Right of First Refusal:

     2.9.1 Sublessee shall have a right of first refusal to sublease additional space that becomes available in the Building, subject to the following terms and conditions, if at any time during the Sublease Term, Sublessor receives an offer or proposal from a third party (which offer or proposal is acceptable to Sublessor) to sublease available space in the Building, then Sublessor shall give Sublessee written notice of the basic business terms and conditions upon which such third party is willing to sublease such available space ("Offer Notice"). Sublessee shall have a right of first refusal to sublease such available space (which is the subject of the

Offer Notice) on either the same terms and conditions as set forth in the Offer Notice, or the terms and conditions of this Agreement, whichever are more favorable to Sublessee in its sole discretion. Sublessee must exercise such right of first refusal, if at all, by giving Sublessor written notice of such exercise within five (5) business days after the date of Sublessor's delivery of the Offer Notice to Sublessee. If Sublessee gives Sublessor such written notice of its exercise of the right of first refusal within such five (5) business day period, then Sublessor shall prepare a sublease agreement or sublease amendment, as determined by Sublessor in its sole discretion, that incorporates or addresses the terms and conditions of the Offer Notice therein. If Sublessee does not give Sublessor such written notice of its exercise of the right of first refusal within the five (5) business day period referred to above, or if, after timely exercising such right of first refusal, Sublessor and Sublessee do not execute a written sublease agreement or sublease amendment, as determined by Sublessor in its sole discretion, covering the terms and conditions set forth in the Offer Notice within five (5) business days following the date Sublessor presents a draft of such sublease agreement or sublease amendment to Sublessee, then Sublessee shall be deemed to have waived its right of first refusal to sublease such available space (which was the subject of the Offer Notice) and Sublessor may sublease such available space to a third party upon any terms and conditions desired by Sublessor (whether the same or different than set forth in the Offer Notice), provided, however, Sublessor may not sublease such available space to a third party at a rental rate less than ninety percent (90%) of the rental rate for such available space set forth in the Offer Notice without first re-offering such space to Sublessee in accordance with the terms of this Paragraph. If Sublessor subleases the available space to a third party after Sublessee has rejected Sublessor's offer as stated herein (or after Sublessee and Sublessor have been unable to enter into a sublease agreement or sublease amendment within the time period set forth above covering such available space), then such third party shall accept its interest in the available space free and clear of Sublessee's rights to sublease the same. Upon the sublease of such additional space to a third party, Sublessee shall execute and deliver to Sublessor and/or such prospective third party tenant, any and all documents and instruments reasonably requested by Sublessor and/or such third party tenant terminating Sublessee's right to sublease such available space during such prospective tenant's tenancy. If Sublessee refuses to comply with the provisions of the immediately preceding sentence, then it shall constitute a material default by Sublessee under this Sublease.

     2.9.2  Anything in this Paragraph 2.9 to the contrary notwithstanding:

          a. Sublessee's right to sublease, assign or transfer space pursuant to this agreement or to exercise its right of first refusal is subject to the Landlord's right of consent under Section 25 of the Master Lease, and any sublease, assignment, transfer or exercise of the right of first refusal without Landlord's consent shall be null and void;

          b. If Sublessor determines to extend or renew any then existing sublease of space in the Building, Sublessor shall not be obligated hereunder to offer to sublease such space to Sublessee prior to extending or renewing the term of the then existing sublease; and

          c. Sublessor shall not be obligated hereunder to offer to sublease such space to Sublessee prior to assigning, transferring or subletting such space to an Affiliate of Sublessor as provided in Section 25.E of the Master Lease.

     2.9.3 The right of first refusal described in Paragraph 2.9.1 may be transferred conveyed or assigned by Sublessee to a wholly owned subsidiary, or parent corporation, or successor corporation of Sublessee. Otherwise, the right of first refusal may be conveyed, transferred or assigned to a third party only in connection with an assignment or sublease of the whole of the Subleased Premises for the entire remainder of the Sublease Term. Any attempted transfer, assignment or conveyance of such right of first refusal in contravention of this provision shall be void and of no force and effect.

     2.9.4 Sublessor shall have no obligation to offer to sublease available space to Sublessee pursuant to the terms of this Paragraph 2.9 and Sublessee shall have no rights under this Paragraph 2.9 if Sublessee is in default under this Sublease, and if Sublessor enters into a sublease of such available space with a third party during such period of Sublessee's default, the tenant under such sublease shall take possession of such available space free and clear of Sublessee's rights under this Paragraph 2.9.

3.   SUBLEASE TERM:

3.1  Sublease Term:
The Sublease Term shall be for the period commencing on August 1, 1999 (the originally scheduled Occupancy Date), and continuing through July 31, 2004 (the "Initial Term"). In no event shall the Sublease Term extend beyond the Term of the Master Lease.

3.2  Delivery of Possession:
Sublessor shall deliver substantial possession of the Subleased Premises to Sublessee on or before August 1, 1999, and shall deliver full possession of the premises and all services as provided in this Sublease within ten days thereafter. In reliance on delivery of possession on such date, Sublessee has made or is making arrangements to vacate its existing office space and to obligate itself to deliver possession of those premises to another on or about August 1, 1999. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the Sublease Term, then Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Sublease Rent for the period ending with the commencement of the term at the same rental as that prescribed for the first month of the term, prorated at the rate of 1/30th thereof per day.

3.3. Option to Extend.

     a. Grant of Option. Sublessee shall have the option to extend the Sublease Term for the remainder of the Master Lease term, which expires on September 23, 2008 (the "Extended Term"), provided that both at the date of exercise and at the date of commencement of the Extended Term, Subtenant is not in default under this Sublease (after taking into account any applicable notice and cure periods).

     b. Exercise of Option. If Sublessee decides to extend the Sublease for the Extended Term, then Sublessee shall give written notice to Sublessor of its election to extend not less than nine (9) months prior to the expiration of the Initial Tenn. Sublessee's failure to give timely notice to Sublessor of Sublessee's election to extend shall be deemed a waiver of Sublessee's right to extend. The terms and conditions applicable to the Extended Term shall be the same terms and conditions contained in this Sublease except that Sublessee shall not be entitled to any further option to extend. The Base Rent for the Extended Term shall be as determined in accordance with 3.3.c.

     c.  Determination of Sublease Base Rent During The Extended Term.
Sublessor shall provide Sublessee with the proposed fair market rental value at least six (6) months prior to the expiration of the Initial Term. Sublessor and Sublessee shall have thirty (30) days after Sublessor provides the proposed fair market rental value in which to agree on the Sublease Base Rent during the Extended Term, which shall be the fair market rental value of the Premises during the Extended Term. The fair market rental value of the Premises during the Extended Term shall be based on the uses of the Premises permitted under this Sublease, the quality, size, design and location of the Premises, and the rental value for sublease renewals or extensions of comparable size, quality and location, but in no event shall it be less than the scheduled Base Rent for the last month of the Initial Term. If Sublessor and Sublessee cannot agree on the Base Rent for the Extended Term during the thirty (30) day period, Sublessee's Option to Renew shall expire.

4.   SUBLEASE RENT:

4.1 Upon execution of this Agreement, Sublessee shall pay to Sublessor as Sublease Rent for the Subleased Premises the sum of Sixty-Nine Thousand Six Hundred Sixty Seven and 50/100 Dollars ($69,667.50), representing the first month's Base Rent, plus [TBD] Dollars ($.,) for all NNN expenses for the first month (as defined below) to be billed on or after the Occupancy Date. All payments required by this Sublease shall be made in U.S. Dollars. Thereafter, Sublessee shall pay "Sublease Base Monthly Rent" in accordance with the following schedule:

 Months         27,867 Square Feet (Finished)              4,120 Square Feet (Shell)                Sublease Base
                 Amount per Square Foot + NNN             Amount per Square Foot + NNN            Monthly Rent + NNN
1-12                      $2.50                                                                      $69,667.60
13-24                     $2.60                                    $2.10                             $81,106.20
25-36                     $2.70                                    $2.20                             $84,304.90
37-48                     $2.80                                    $2.30                             $87,503.60
49-60                     $2.90                                    $2.40                             $90,702.30

In addition to the Base Monthly Rent, because this is a "triple-net" sublease ("NNN"), Sublessee shall pay to Sublessor monthly in proportion to the pro rata share of the Subleased Premises to the Premises (Year I = 46.63%; Year 2-5 = 53.53%), and to the extent required to be paid on such Subleased Premises by Sublessor, (i) the property taxes on the Sublease Premises, (ii) the maintenance of the Sublease Premises and the Building Common Area, and the expenses resulting therefrom, (iii) for procuring, maintaining and paying for insurance on the Sublease Premises as provided in the Master Lease; (iv) for the one (1%) percent management fee charged by Lessor. For those NNN items paid by Sublessor, Sublessor shall calculate the amount due from Sublessee based on the square footage occupied by Sublessee and invoice Sublessee. In addition, Sublessee shall pay Sublessor for the additional shared Building Services not referenced above on the basis set forth in Exhibit D, and for Utilities and Services as provided in Section 14. Sublessee shall pay all invoices Net 30 days from receipt. Sublessee shall have the right to audit the books and records of Sublessor and may request that Sublessor undertake a similar audit of the books and records of Landlord on reasonable notice not more than once per twelve month period concerning the basis and accuracy of any such charges.

4.2 The Sublease Rent shall be paid monthly, in advance of the first calendar day of said month, without deductions, offset, prior notice or demand. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Sublease Rent for such partial month shall be prorated based on a thirty day month and the prorated rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

5.   SECURITY DEPOSIT:
Upon execution of this Agreement, Sublessee shall pay to Sublessor Three Hundred Thousand and 00/100 Dollars ($300,000.00) as a noninterest bearing Security Deposit. In the event Sublessee has performed all of the terms and conditions of this Sublease during the Sublease Term, Sublessor shall return to Sublessee, within ten (10) days after Sublessee has vacated the Subleased Premises, the Security Deposit less any sums due and owing to Sublessor. At Sublessee's option, the Security Deposit may consist of the following: (i) payment of One Hundred Fifty Thousand Dollars ($150,000.00) to Sublessor by certified check as a noninterest beating Security Deposit (the "Cash Deposit"), and (ii) an irrevocable standby letter of credit ("L-C") upon terms reasonably satisfactory to Sublessor in the additional amount of One Hundred Fifty Thousand Dollars ($150,000.00), At any time following the commencement of the twenty-fifth (25th) calendar month of the Term, Sublessor shall refund to Sublessee Fifty Thousand Dollars ($50,000) of the Cash Deposit, provided that the following conditions have been met:

     a. Sublessee is neither in default nor has it ever been in default under the Sublease; and

     b. Sublessee's consolidated financial statements for the preceding year, using Generally Accepted Accounting Principles (GAAP), demonstrate an operating profit before taxes; and

     c. Sublessee has made a written request for such a refund, supported by the necessary documentation described above; and

     d.  Sublessee shall only make one such request in any twelve-month period.

6.   RIGHTS OF ACCESS AND USE:

6.1 Sublessee shall use the Subleased Premises for general offices, administrative, marketing and sale, receiving, storage, distribution, shipping, internet software development and e-commerce and any other legal uses permitted in the Master Lease. Sublessor and Master Lessor must consent in writing to other uses prior to the commencement thereof.

6.2 Both Lessor and Sublessor shall have reasonable access to the Subleased Premises as provided in Section 17 and 19 of the Master Lease, and Sublessee shall provide Lessor and Sublessor with copies of all keys or codes for security systems installed by Sublessee.

7.   NOTICES:
All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any notice of default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonably practicable following Sublessor's receipt of notice from the Lessor or actual knowledge of such impairment. If Sublessor elects to terminate the Master Lease, Sublessor shall so notify Sublessee by giving at least 30 days notice prior to the effective date of such termination.


Sublessor's Address:                          Sublessee's Address:
     Ampex Corporation                             Fogdog, Inc.
     500 Broadway                                  500 Broadway
     MS 1203                                       Redwood City, CA 94063
     Redwood City, CA 94063                        Attn:  Marcy Von Lossberg
     Attn: Richard Jacquet                         Chief Financial Officer
     Phone Number:  (415) 367-3520                 Phone Number:  (408) 615-3522

cc:  General Counsel                          cc:  General Counsel
     Ampex Corporation                             Fogdog, Inc.
     500 Broadway, MS I 10 1                       500 Broadway
     Redwood City, CA 94063                        Redwood City, CA 94063

8.   BROKER FEE:
Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker, the fees set forth in a separate written agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in this transaction.

9.   BROKER REPRESENTATION:
The only Brokers involved in this Sublease are Cornish & Carey Commercial, representing the Sublessor and Sublessee. Cornish & Carey Commercial represents both parties and the Sublessor and Sublessee consent to such dual representation and waive any conflict of interest arising out of such dual agency.

10.  COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT:
Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the Building of which the Subleased Premises are a part, required or reasonably necessary solely because of: (1) Sublessee's use of the Subleased Premises or any portion thereof; (2) the use by any successor sublessee by reason of assignment or sublease by Sublessee; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. In no event shall Sublessee be required to make any such improvements, alterations or other work the cause of which preceded Sublessee's occupancy of the Subleased Premises, or thereafter which is not directly caused by or resulting from either a change in law after the Occupancy Date or Sublessee's use of the Subleased Premises or that of its successors, assigns, or sublessees. Compliance with the provisions of this
Section 12 shall be a condition of

Sublessor granting its consent to any assignment or sublease of all or a portion of this Sublease and the Subleased Premises described in this Sublease.

11.  COMPLIANCE WITH NONDISCRIMINATION REGULATIONS:
It is understood that it is illegal for either party to discriminate in the operation of their businesses in the Building or in any sublease the Subleased Premises or in the assignment, surrender or sale of the Subleased Premises to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

12.  TOXIC CONTAMINATION DISCLOSURE:
Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (Hazardous Materials). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic. Sublessor and Sublessee each acknowledge that they have reviewed and understand the provisions of Section 11 of the Master Lease. Sublessee represents and warrants as follows: (i) that Sublessee does not use any Hazardous Materials other than routine quantities of ordinary office supplies in the operation of its business,
(ii) that Sublessee shall provide Lessor and Sublessor with prior written notice prior to bringing any Hazardous Materials on to the Subleased Premises, (iii) Sublessee shall, after the Occupancy date, be responsible for the safe storage and handling of any Hazardous Material which it brings upon or permits to be brought upon the Subleased Premises, and (iv) Sublessee shall be responsible for any Remediation efforts that may be required because of Sublessee's occupancy of the Subleased Premises. Nothing herein shall be construed to impose upon Sublessee any obligation to perform any remediation or clean-up of toxic waste or materials unless the same was caused or required solely by materials used by or permitted to be brought upon the Premises by Sublessee.

Sublessor represents that it is informed and believes that there are no known Remediation issues concerning Hazardous Materials on or about the Premises, except as follows:

     a. The California Regional Water Quality Control Board noted in a November 16, 1995 Letter (the "Clearance Letter") that "chlorinated VOCs have migrated beneath the site from one or more off-site sources," but concluded both that these plumes were not attributable to site operations by Sublessor and that no further actions by Sublessor were required. A copy of the Clearance Letter is attached hereto as Exhibit E.

     b. Sublessor is currently storing four low-level radioactive sources on the Premises that were used in Sublessor's tape manufacturing business. Sublessor makes the following representations regarding these sources: (i) that these source have been packaged and are being stored in compliance with all current governmental regulations, (ii) that Sublessor plans to ship these sources to a permanent disposal facility as soon as the appropriate government permits have been issued, and (iii) that Sublessor is solely responsible for the storage and disposal of these sources.

Sublessee represents that it has provided true and correct information on Landlord's "Pre-Lease Hazardous Materials Questionnaire, a copy of which is attached hereto as Exhibit F and is incorporated by this reference.

13.  RENT ABATEMENT AND DAMAGES TO PERSONAL PROPERTY:
If Sublessor, pursuant to the Master Lease, is entitled to and receives a rent abatement, then, to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to a rent abatement by Sublessor in an amount that the net rentable area of the Subleased Premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Premises. In addition, if Sublessor is paid or credited any amounts pursuant to the Master Lease for damage to personal property, then Sublessor shall pass through a portion of such credit based on the same formula set forth above. However, the amount of such credit to Sublessee shall, in no event, exceed the amount of damage actually incurred by Sublessee.

14.  UTILITIES AND SERVICES:
Sublessee shall be responsible for providing and paying for all utilities and services for the Subleased Premises. Sublessor shall continue to be the billing customer for the Building, and will occupy plus/or minus 7,247 square feet (includes the legal offices, lab and common area on the first floor). Sublessor shall deduct from the monthly PG&E and water bills a flat fee of $1,431.00 per month (based on its present use of and charges for the utilities and services) (the "Flat Fee") and pass through the remainder of the monthly charges to Sublessee for payment. Sublessor's base year utility charges shall increase in proportion to any increases passed-through by the utility companies. If there should be a substantial change in the occupants of the building, or if Room 124 should ever be built-out, or if there is any valid, additional assignment, sublease or transfer of any portion of the Building, then the parties shall renegotiate in good faith the arrangements for sharing of the expenses of the utilities and services. The Flat Fee is based on the actual bills paid by Sublessor for the entire Premises from November 1998 through April 1999. Sublessor shall recalculate the Flat Fee as of the Occupancy Date, taking into account all the monthly charges incurred prior to the Occupancy Date, and the adjusted Flat Fee shall apply for the first 6 months of the Sublease Term. Sublessor and Sublessee agree to reevaluate in good faith the apportionment of the charges for all utilities and services after six months of occupancy, after twelve months of occupancy, and every twelve months thereafter.

15.  SIGNAGE:
Sublessee shall be allowed to install, at its own expense, exterior signage solely on to the west and north sides of the Building (facing Highway 101), subject to written consent and approvals from Lessor, Sublessor and the City of Redwood City. In addition, with the prior written approval of both Sublessor and Lessor, Sublessee shall also be given a prorata portion of the monument sign in front of the main lobby. Sublessee shall also be allowed to place an interior sign in the Lobby of the Building at a location to be mutually determined in writing prior to the Occupancy Date. Sublessor shall not unreasonably withhold the approvals required by this Section.

16.  ASSIGNMENT AND SUBLEASING:
Any assignment and subleasing of the Premises by Sublessee shall be subject to the provisions of the Master Lease ("Sublet"), subject to the prior written approval of both Lessor and Sublessor, and such right shall be personal to Sublessee. If Sublessee should desire to assign its entire interest in the Sublease Premises to a third party, then Sublessee shall give Sublessor notice in writing of its desire to do so. Within thirty (30) days from receipt of that notice, Sublessor may elect to terminate the Sublease. In such event, the parties shall negotiate in good faith the date of such termination, and Sublessee shall be released from all further liability under either the Master Lease or the Sublease (except to the extent that any provisions thereof expressly survive termination). If Lessor and Sublessor consent to the Sublet, Sublessee may thereafter enter into a valid Sublet of the Sublease Premises or a portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Sublessee to Lessor and Sublessor, subject, however, to the condition that fifty (50%) of any excess of the Subrent over the Sublease Rent required to be paid by Sublessee under this Sublease, less reasonable attorneys' fees, leasing commissions, tenant improvements and other reasonable subletting costs paid by Tenant on the Sublet, shall be paid to Sublessor.

17.  PARKING:
Sublessee shall be entitled to fifty (50%) percent of the parking spaces allocated to Sublessor for the Building.

18.  ESTOPPEL CERTIFICATES:
Subtenant shall, upon written request from either Sublessor or Lessor, provide the estoppel certificates and financial statement required by Section 30 of the Master Lease, upon the terms and conditions provided therein. The failure to provide such documents in a timely manner shall have the consequences set forth in the Master Lease.

19.  RESERVATION OF RIGHTS BY SUBLESSOR:
Notwithstanding anything else in this Agreement, Sublessor may by written notice to Sublessee, elect in its sole discretion to increase or decrease the Building Common Area from time to time during the Term for any reason whatsoever, so long as Sublessor does not unreasonably interfere with Sublessee's ingress to or egress from the Building. If Sublessor should remove the Lunch Room 136 from the Common Area, then Sublessor shall provide sixty (60) days prior written notice, and shall provide Sublessee with a onetime $10,000 rent credit.

20.  SUBORDINATION AND ATTORNMENT
Sublessor shall provide a copy of any request received by Sublessor pursuant to
Section 27 of the Master Lease requiring Sublessor to execute an agreement providing for the subordination of the Master Lease. Sublessee acknowledges that Sublessor has executed a certain Subordination, Nondisturbance and Attornment Agreement dated December 16, 1997 whereby Sublessor has agreed to subordinate the Master Lease to the lien of the deed of trust granted in favor of Guaranty Federal Bank.

Sublessor:  Ampex Corporation


By:   /s/ Richard J. Jacquet                            Date:
   -------------------------------------------------         ------------------
   Richard J. Jacquet, Vice President Administration

Sublessee:  Fogdog, Inc.


By:   /s/ Marcy von Lossberg                            Date:
   -------------------------------------------------         ------------------
   Marcy Von Lossberg, CIO

                             EXHIBIT C -- PART ONE



                                     LEASE
                                     -----

              (SINGLE-TENANT BUILDING ON MULTI-BUILDING PROJECT)


                                by and between


                        MARTIN/CAMPUS ASSOCIATES, L.P.

                                 ("Landlord")


                                      and


                               AMPEX CORPORATION

                                  ("Tenant")



                   For the approximately 60,000 SF Premises

              to be constructed on Broadway, in Redwood City, CA

                                 LEASE SUMMARY
                                 -------------



Lease Date:                       January 19, 1996

Landlord:                         Martin/Campus Associates, L.P.

Address of Landlord:              c/o The Martin Group
                                  100 Bush Street, 26th Floor
                                  San Francisco, CA 94104

Tenant:                           Ampex Corporation

Address of Tenant:                401 Broadway, MS 1-40
                                  Redwood City, CA 94063

Contact:                          John Dods
                                  Director of Facilities & Administration

Telephone:                        (415)367-2115

Building Location:                Broadway, Redwood City, CA

Approximate Building Area:        60,000 square feet

Term:                             Ten (10) years

Monthly Rent (net):               (see paragraph 5.A.)

Security Deposit:                 (see paragraph 7)

                               TABLE OF CONTENTS
                               -----------------


 1.   Parties                                                         1

 2.   Premises                                                        1

 3.   Definitions                                                     3

 5.   Rent                                                            5

 6.   Late payment Charges                                            6

 7.   Security Deposit                                                7

 8.   Holding Over                                                    9

 9.   Tenant Improvements                                             9

10.   Condition of Premises                                           9

11.   Use of the Premises                                            10

12.   Quiet Enjoyment                                                13

13.   Alterations                                                    14

14.   Surrender of the Premises                                      14

15.   Real Property Taxes                                            15

16.   Utilities and Services                                         16

17.   Repair and Maintenance                                         16

18.   Liens                                                          18

19.   Landlord's Right to Enter the Premises                         18

20.   Signs                                                          18

21.   Insurance                                                      19

22.   Waiver of Subrogation                                          22

23.   Damage or Destruction                                          22

24.   Condemnation                                                   24

25.   Assignment and Subletting                                      25

26.   Default                                                        26

27.   Subordination                                                  28

28.   Notices                                                        29

29.   Attorneys' Fees                                                29

30.   Estoppel Certificates                                          29

31.   Transfer of the Premises by Landlord                           30

32.   Landlord's Right to Perform Tenant's Covenants                 30

33.   Tenant's Remedy                                                30

34.   Mortgagee Protection                                           31

35.   Brokers                                                        31

36.   Acceptance                                                     31

37.   Modifications for Lender                                       31

38.   Parking                                                        31

39.   Option to purchase                                             32

40.   General                                                        33

                         TABLE OF EXHIBITS
                         -----------------



EXHIBIT A         The Premises and the Property

EXHIBIT A-1       The Project

EXHIBIT B         Work Letter Agreement

EXHIBIT C         Commencement Date Memorandum

EXHIBIT D         Financial Tests Calculations

EXHIBIT E         Form of Letter of Credit Form of Confidentiality Agreement

EXHIBIT F

                                     LEASE
                                     -----

              (SINGLE-TENANT BUILDING ON MULTI-BUILDING PROJECT)

     1.   Parties.
          -------

        THIS LEASE (the "Lease") dated January 19, 1996, is entered into by and between Martin/Campus Associates, L.P., a California limited partnership ("Landlord), whose address is c/o The Martin Group, 100 Bush Street, San Francisco, CA 94104, and Ampex Corporation, a Delaware corporation ("Tenant"), whose address is 401 Broadway, Redwood City, CA 94063.

     2.   Premises.
          --------

          A. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building to be constructed by Landlord, consisting of approximately 60,000 square feet (the "Building'"), in the City of Redwood City, San Mateo County, California, at the approximate location shown on EXHIBIT A,
                                                                   ---------
together with the exclusive use of the Outside Area described in paragraph 3.H., as more particularly shown on EXHIBIT A (collectively, the "Premises'). The
                              ---------
exact location of the Building shall be agreed upon by Landlord and Tenant within thirty (30) days after the date that the conditions set forth in paragraph 2.C. have been satisfied. If, however, Landlord constructs any buildings on the Property for occupancy by any tenant(s) other than Tenant, upon completion of such building(s) the Outside Area shall be converted to common area, available for the non-exclusive use by Tenant and any other tenant(s) of the Property. In such event, Landlord shall have exclusive control of the Outside Area and may at any time temporarily close any part thereof, exclude and restrain anyone from any part thereof, except the bona fide customers, employees and invitees of Tenant who use the Outside Area in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate, and may, at Landlord's election, renovate, reconstruct and/or improve the Outside Area and change the configuration or location of the Outside Area. In exercising any such rights, Landlord shall not unreasonably disrupt Tenant's business. As used herein, the term "Property" shall mean the real property shown on EXHIBIT A consisting of approximately nine and 31/100ths (9.3 1) acres,
         ---------
upon which are located, as of the date of this Lease, three (3) buildings consisting of a total building area of approximately 132,150 square feet.

          B. Landlord shall notify Tenant of Landlord's intent to proceed with the preparation of plans and specifications for the Building Shell no sooner than January 1, 1997 but no later than forty-eight (48) months from the date that close of escrow occurs for the purchase of the Project (defined in paragraph 3.I.) by Landlord from Tenant ("Close of Escrow"). Subject to satisfaction of the conditions set forth in paragraph 2.C., Tenant may require Landlord to commence preparation of plans and specifications for the Building Shell no sooner than the date the financial conditions set forth in paragraph 7 of the Premises 1 Lease have been satisfied by Tenant but no later than forty-eight (48) months from the Close of Escrow. Within sixty (60) days after the date notice is delivered by Landlord or Tenant as provided herein, Landlord shall provide Tenant with 4 schedule specifying Landlord's projected dates for securing financing, obtaining necessary permits and approvals, preparing plans for the Building Shell and the Tenant Improvements, obtaining construction bids, commencing construction of the Building Shell and the Tenant Improvements, and completing construction of the Building Shell and the Tenant Improvements. The schedule shall provide for commencement of construction of the Building Shell within nine (9) months from the date notice is delivered by Landlord or Tenant as provided herein, and completion of the Building Shell and the Tenant Improvements within twelve (12) months from commencement of construction of the Building Shell, which dates the parties agree shall be subject to extension for delays caused by force majeure. Upon satisfaction of the conditions set forth in paragraphs 2.C.(i) through 2.C.(iv), Landlord shall complete the plans and specifications for the Building Shell and the Tenant Improvements, diligently pursue all necessary building permits for construction, commence construction of the Building Shell and the Tenant Improvements and diligently pursue construction of the Building Shell and the Tenant Improvements to completion. If, however, after notice by Landlord or Tenant as permitted herein, either of the conditions set forth in paragraph 2.C.(i) or 2.C.(ii) are not satisfied by Tenant, this Lease and all obligations of Landlord and Tenant hereunder shall terminate and Landlord shall refund to Tenant the Monthly Rent and the Security Deposit if previously paid to Landlord by Tenant.

          C. Landlord's obligation to construct the Building shall be subject to the satisfaction of all-the following conditions:

              (i) Tenant is not in default under the lease between Landlord and Tenant dated January 16, 1996 for the premises located at 1228 Douglas Avenue, 1250 Douglas Avenue and 550 Broadway, Redwood City, California (the "Premises 1 Lease") or under the lease between Landlord and Tenant dated January 16, 1996 for the premises located at 2945 Bay Road, Redwood City, California (the "Premises 2 Lease"), either as of the date that notice is delivered pursuant to paragraph 2.B, or as of the date Landlord is scheduled to commence construction of the Building;

              (ii)  Tenant deposits with Landlord in cash, no later than thirty
(30) days after the date that notice is delivered by Landlord or Tenant pursuant to paragraph 2.B., the estimated Monthly Rent due for the first month of the Term plus the estimated Security Deposit required pursuant to paragraph 7, At Tenant's election, the Security Deposit may be delivered to Landlord in the form of an L-C (defined below) provided that the L-C satisfies, the requirements of paragraph 7;

              (iii) Landlord obtains all necessary permits and approvals from the City of Redwood City and any other governmental agency with jurisdiction on terms and conditions acceptable to Landlord in Landlord's reasonable discretion. Without limiting Landlord's other reasonable grounds for declining to obtain any necessary permits and approvals, it shall be deemed reasonable for Landlord not to obtain permits and approvals because of conditions imposed by the applicable governmental agency which require Landlord to improve or modify property outside of the Premises, to pay any material traffic mitigation fees or pay for any material traffic mitigation measures, or to pay any governmental fees or surcharges not currently in effect and materially in excess of the fees or charges in effect as of the date of this Lease, provided that Tenant may agree to pay any such excess costs, in which case Landlord shall not be permitted to decline to obtain such permits because of such extra costs; and

              (iv) Landlord obtains one hundred percent (100%) construction financing at commercially viable rates with no requirement for personal or corporate guaranties of any kind; and

              (v) the Total Development Cost (defined below) shall not exceed $90.00 per square foot (adjusted for inflation based upon increases in the Index from the date of this Lease until the date notice is provided by Landlord or Tenant pursuant to paragraph 2.B.) unless otherwise approved by Tenant in writing, nor shall the Total Development Cost exceed $100.00 per square foot (adjusted for inflation based upon increases in the Index from the date of this Lease until the date notice is provided by Landlord or Tenant pursuant to paragraph 2.B.) unless otherwise approved by Landlord and Tenant in writing.

Landlord acknowledges that Tenant has an interest in proceeding to construction as expeditiously as possible and Landlord shall use diligent efforts to satisfy the conditions set forth in paragraphs 2.C.(iii) and 2.C.(iv).

     3.   Definitions.
          -----------

          The following terms shall have the following meanings in this Lease:

          A.  Alterations.  Any alterations, additions or improvements made in,
              -----------
on or about the Premises after the Commencement Date, including, but not limited to, lighting, heating, ventilating, air conditioning, electrical, hard wall partitioning; drapery and carpentry installations.

          B.  Commencement Date.  The Commencement Date of this Lease shall be
              -----------------
the first day of the Term determined in accordance with paragraph 4.

          C.  HVAC.  Heating, ventilating and air conditioning.
              ----

          D.  Imputed Rent.  The monthly rent due under the Premises I Lease
              ------------
before, deduction of any improvement credits and/or interest credits to which Tenant may be entitled under paragraph 5.C, of the Premises 1 Lease.

          E.  Interest Rate.  Twelve percent (12%) per annum, however, in no
              -------------
event to exceed the maximum rate of interest permitted by law.

          F.  Landlord's Agents.  Landlord's authorized agents, partners,
              -----------------
subsidiaries, directors, officers, and employees.

          G.  Monthly Rent.  The rent payable pursuant to paragraph 5A., as
              ------------
adjusted from time to time pursuant to the terms of this Lease.

          H.  Outside Area.  All areas and facilities within the Property,
              ------------
exclusive of the Building and the buildings located at 1228 Douglas Avenue, 1250 Douglas Avenue and 550 Broadway, including without limitation, sidewalks, landscaped areas, service areas, trash disposal facilities, and similar areas and facilities, subject to the reasonable rules and regulations and changes therein from time to time promulgated by Landlord governing the use of the Outside Area.

          I.  Project.  That certain real property shown on EXHIBIT A-1
              -------                                       -----------
consisting of approximately 32.86 acres, upon which, as of the date of this Lease, are located ten (10) buildings consisting of a total building square footage of approximately 545,658 square feet.

          J.  Real Property Taxes.  Any form of assessment, license, fee, rent
              -------------------
tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, successions inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government or any improvement or other district or division thereof, whether such tax is: (i) determined by the area of the Property or any part thereof or the rent and other sums payable hereunder by Tenant or by other tenants, including, but not limited to, any gross income or excise tax levied by any of the foregoing authorities with respect to receipt of such rent or other sums due under this Lease; (ii) upon any legal or equitable interest of Landlord in the Property or any part thereof; (iii) upon this transaction or any document to which Tenant is a party creating or transferring any interest in the Property; (iv) levied or assessed in lieu of, in substitution for, or in addition to, existing or additional taxes against the Property whether or not now customary or within the contemplation of the parties; or (v) surcharged against the parking area.

          K.  Rent.  Monthly Rent defined in paragraph 3.G. plus the Additional
              ----
Rent defined in paragraph 5.D.

          L.  Security Deposit.  That amount paid by Tenant pursuant to
              ----------------
paragraph 7.

          M.  Sublet.  Any transfer, sublet, assignment, license or concession
              ------
agreement, change of ownership, mortgage, or hypothecation of this Lease or the Tenant's interest in the Lease or in and to all or a portion of the Premises.

          N.  Subrent.  Any consideration of any kind received, or to be
              -------
received, by Tenant from a subtenant if such sums are related to Tenant's interest in, this Lease or in the Premises, including, but not limited to, bonus money and payments (in excess of book value) for Tenant's assets including its trade fixtures, equipment and other personal property, goodwill, general intangibles, and any capital stock or other equity ownership of Tenant.

          O.  Subtenant.  The person or entity with whom a Sublet agreement is
              ---------
proposed to be or is made.

          P.  Tenant Improvements.  Those certain improvements to the Premises
              -------------------
to be constructed by  Landlord pursuant to EXHIBIT B.
                                           ---------

          Q.  Tenant's Personal Property.  Tenant's trade fixtures, furniture,
              --------------------------
equipment and other personal property in the Premises.

          R.  Term.  The term of this Lease set forth in paragraph 4.
              ----

     4.   Lease Term. The Term shall be a period of approximately eight (8) to
          ----------
ten (10) years, commencing on the date (the "Commencement Date") that both the Building Shell and the Tenant Improvements described in EXHIBIT B have been
                                                        ---------
substantially completed in accordance with their respective plans and specifications and the building inspector for the City of Redwood City has signed off on the building permits issued for such improvements. The actual Term of this Lease shall be determined as follows: if the Term of this Lease commences in 1997, 1998 or 1999, the Term shall be ten (10) years. If the Term of this Lease commences in 2000, the Term shall be nine (9) years; and if the Term of this Lease commences in 2001, the Term shall be eight (8) years. Upon establishment of the actual Commencement Date, Landlord and Tenant shall execute a memorandum, in the form set forth in EXHIBIT C, confirming the Commencement
                                       ---------
Date and the actual Term of this Lease and stating the actual square footage of the Building based on the measurements provided by Landlord's architect.

     5.   Rent.
          ----

          A.  Monthly Rent.  Tenant shall pay to Landlord, in lawful money of
              ------------
the United States, for each calendar month of the Term, Monthly Rent in an amount to be determined as set forth in paragraph 5.B., subject to adjustment as provided in paragraph 5.C. below and paragraph 5 of the Work Letter Agreement. Monthly Rent shall be paid in advance, on the first day of each calendar month, without abatement, deduction, claim, offset, prior notice or demand, except that the estimated Monthly Rent due for the first month of the Term shall be paid by Tenant as provided in paragraph 2.C. Once the actual Monthly Rent has been determined, the parties shall amend this Lease to set forth the Monthly Rent due hereunder for the first twelve (12) months of the Term and if the actual Monthly Rent exceeds the estimated Monthly Rent paid by Tenant for the first month of the Term, Tenant shall pay the difference to Landlord together with the Monthly Rent due for the second month of Term. If the actual Monthly Rent is less than the estimated Monthly Rent paid by Tenant, the excess shall be credited against the Monthly Rent due for the second month of the Term or, at Tenant's option, reimbursed to Tenant by Landlord within ten (10) business days after determination of the actual Monthly Rent. In addition to the Monthly Rent, Tenant shall pay Landlord monthly the management fee described in paragraph 5.D. and the monthly cost of insurance premiums required pursuant to paragraph 21.C.

          B.  Calculation of Monthly Rent.  The Monthly Rent payable by Tenant
              ---------------------------
hereunder for the first twelve (12) months of the Term shall be calculated by applying a fourteen percent (14%) return to the Total Development Cost for the Building. For example, if the Total Development Cost were $90.00 per square foot, and the area of the Building were 60,000 square feet, the Total Development Cost would be $5,400,000.00. Applying a fourteen percent (14%) return to this amount would result in an annual net rent of $756,000.00, payable in monthly installments of $63,000 each. As used herein, the term "Total Development Cost" shall mean all costs of construction for the Building Shell and the Tenant improvements and all indirect costs (including, but not limited to, architectural and engineering fees and costs, governmental and permit fees, all financing costs including loan fees, leasing commission, transaction costs and interest during construction, and a five percent (5%) fee to Landlord as developer on development costs). The Total Development Cost shall not include, however, Landlord's cost of acquiring the land or the value of the land or any Tenant Improvement costs paid for with the

Additional Allowance described in paragraph 6(a) of the Work Letter Agreement attached as EXHIBIT B.
            ---------

          C.  Adjustments to Monthly Rent.  The Monthly Rent shall be adjusted
              ---------------------------
as of the first day of the 13th month of the Term and every twelve (12) months thereafter (each, an "Adjustment Date") by the percentage increase in the Consumer Price Index, All Urban Consumers, All Items, published by the U.S. Department of Labor, Bureau of Labor Statistics for the San Francisco-Oakland-San Jose Metropolitan Area (1982-84=100) (the "Index"). The Index published for the month immediately preceding each Adjustment Date (the "Current Index) shall be compared with the Index published for the month immediately preceding the Commencement Date (the "Beginning Index"), to determine the percentage increase in the Monthly Rent for the next twelve (12) months of the Term. The Monthly Rent for any such period (the "Current Monthly Rent") shall be determined by multiplying the Monthly Rent for the first twelve (12) months of the Term ("Initial Monthly Rent") by the ratio of the Current Index to the Beginning Index; provided, however, that in no event shall the Monthly Rent for any year increase by more than three percent (3%) over the Monthly Rent for the preceding year (the "Previous Monthly Rent"). Thus, the Current Monthly Rent shall be determined by the following calculations: Current Monthly Rent = Initial Monthly Rent x (Current Index / Beginning Index) provided that Current Monthly Rent Previous Monthly Rent x 103%. If no Index is published for either of the months set forth above, the Index for the next preceding month shall be used. If the base of the Index is revised, the Index increases, if any, shall be calculated with a common base year. If the Index is discontinued or revised, such other governmental index with which it is replaced, with appropriate conversion factors, shall be the basis of the adjustment.

          D.  Management Fee.  Tenant shall pay to Landlord monthly, as
              --------------
Additional Rent, a management fee equal to one percent (1%) of the Monthly Rent.

          E.  Additional Rent.  All monies required to be paid by Tenant under
              ---------------
this Lease, including, without limitation, Real Property Taxes pursuant to paragraph 15, insurance premiums pursuant to paragraph 21, the management fee pursuant to paragraph 5.D., and any portion of the Additional Allowance utilized by Tenant pursuant to paragraph 5 of the Work Letter Agreement, shall be deemed Additional Rent.

          F.  Prorations.  If the Commencement Date is not the first (1st) day
              ----------
of a month, or if the termination date of this. Lease is not the last day of a month, a prorated installment of Monthly Rent based on a 30-day month shall be paid for the fractional month during which the Lease commences or terminates.

     6.   Late Payment Charges.
          --------------------

          Tenant acknowledges that late payment by Tenant to Landlord of Rent and other charges provided for under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult or impracticable to fix. Therefore, if any installment of Rent or any other charge due from Tenant is not received by Landlord within ten
(10) days after the date such Rent or other charge is due hereunder, Tenant shall pay to Landlord an additional sum equal to five percent (5%) of the amount overdue as a late charge for every month or portion thereof that the Rent or other charges remain unpaid. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of the late payment by Tenant.

Initials:
--------

-----------------------------------        -------------------------------------
Landlord                                   Tenant-

     7.   Security Deposit.
          ----------------

          Tenant shall deposit with Landlord an amount equal to twelve (12) months of the estimated Monthly Rent (determined pursuant to paragraph 5.B.) as the Security Deposit for the full and faithful performance of every provision of this Lease to be performed by Tenant Upon determination of the actual Monthly Rent, the amount of the Security Deposit shall be increased or decreased as appropriate, to equal twelve (12) months of the actual Monthly Rent payable hereunder. If the actual amount of the Security Deposit exceeds the estimated amount paid by Tenant, the difference shall be paid by Tenant on or before the Commencement Date. If, however, the actual amount of the Security Deposit is less than the estimated amount paid by Tenant, the excess shall be refunded to Tenant on or before the Commencement Date. At Tenant's option, the Security Deposit may be in the form of an irrevocable standby letter of credit ("L-C"). At any time following the commencement of the thirteenth (13th) month of the Term, the Security Deposit shall be reduced to an amount equal to nine (9) months of the then scheduled Monthly Rent (taking into account any increases in Monthly Rent provided for in paragraph 5.C.) provided that Tenant is not then in default under this Lease and all of the following conditions have been met for the two (2) calendar years immediately prior to such date:

          A. Tenant has posted two (2) consecutive calendar years of profit, as determined by audited financial statements prepared by independent certified public accountants.

          B. Tenant's ratio of current assets to current liabilities is 1.5 or higher.

          C. Tenant's earnings before interest expense, taxes, depreciation and total amortization (EBITDA) as a percent of Tenant's' revenues is fourteen percent (14%) or higher. "Earnings" may include interest income and audited ongoing royalty income (but shall exclude one-time royalty payments), and shall include appropriate Deductions for Imputed Rent.

          D. The ratio of Tenant's earnings before interest expense, taxes, depreciation and total amortization (EBITDA) minus capital expenditures (free cash flow) to Tenant's interest expense is 3.0 or higher. "Earnings" may include interest income and audited ongoing royalty income (but shall exclude one-time royalty payments), and shall include appropriate deductions for Imputed Rent. Capital expenditures excludes the cost of tenant improvements and capital improvements (less any Landlord reimbursements) made by Tenant under the Premises 1 Lease. A sample calculation is attached as EXHIBIT D to this
                                                      ---------
Lease.

At any time following the commencement of the twenty-fifth (25th) month of the Term, if the Security Deposit has been previously reduced to nine (9) months of the then scheduled Monthly

Rent, then the Security Deposit shall be further reduced to an amount equal to six (6) months of the then scheduled Monthly Rent (taking into account any increases in Monthly Rent provided for in paragraph 5.C.) provided that Tenant is not then in default under this Lease and all of the conditions set forth in items A., B., C., and D. above have been met for the calendar year immediately prior to such date. At any time following the commencement of the thirty-seventh
(37th) month of the Term, if the Security Deposit has been previously reduced to six (6) months of the then scheduled Monthly Rent the Security Deposit shall be further reduced to an amount equal to five (5) months of the then scheduled Monthly Rent (taking into account any increases in Monthly Rent provided for in paragraph 5.C.) provided that Tenant is not then in default under this Lease and all of the conditions set forth in items A., B., C., and D. above have been met for the calendar year immediately prior to such date. At any time following the commencement of the forty-ninth (49th) month of the Term, if the Security Deposit has been previously reduced to five (5) months of the then scheduled Monthly Rent, the Security Deposit shall be further reduced to an amount equal to four (4) months of the then scheduled Monthly Rent (taking into account, any increases in Monthly Rent provided for in paragraph 5.C.) provided that Tenant is not then in default under this Lease and all of the conditions set forth in items A., B., C., and D. above have been met for the calendar year immediately prior to such date. When and if the Security Deposit is reduced to an amount equal to four (4) months of the then scheduled Monthly Rent, the Security Deposit held by Landlord shall remain at that amount for the balance of the Term.

          The reduced Security Deposit shall be paid by Tenant in cash or in the form of an L-C. The balance of any cash deposit then held by Landlord shall be returned to Tenant within ten (10) business days after notice to Landlord of Tenant's election.

          If Tenant defaults with respect to any provision of this Lease, after the expiration of any applicable cure or grace periods expressly provided in this Lease, Landlord may apply all or any part of the Security Deposit for the payment of any rent or other sum in default, the repair of such damage to the Premises or the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant's default to the full extent permitted by law. If any portion of a cash Security Deposit is so applied, or any portion of an L-C posted as the Security Deposit, as applicable, is drawn by Landlord for such purposes, Tenant shall, within ten
(10) business days after written demand therefor, either deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount or deposit a replacement L-C with Landlord in the amount of the original L-C. If Tenant is not otherwise in default, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days of termination of the Lease.

          If at any time Tenant elects to deposit an L-C as the Security Deposit, the L-C shall be issued by a bank mutually acceptable to Landlord and Tenant, shall be issued for a term of at least twelve (12) months, and shall be substantially in the form attached as EXHIBIT E. At the end of each twelve (12)
                                      ---------
month term of the L-C, Tenant shall either replace the expiring L-C with an L-C in an amount equal to the original L-C or renew the expiring L-C, in any event no later than thirty (30) days prior to the expiration of the term of the L-C. If Tenant fails to deposit a replacement L-C or renew the expiring L-C, Landlord shall have the right to draw upon the expiring L-C for the full amount thereof. Drawing upon the L-C shall be conditioned only upon the presentation to the issuer of the L-C of a certified statement executed by a general partner of Landlord that (i) Tenant is in default under the Lease and Landlord is exercising its right to draw upon so much of the L-C as is necessary to cure Tenant's default, or (ii) Tenant has not renewed or replaced an expiring L-C as required by this Lease and Landlord is authorized to draw upon the L-C prior to its expiration. The L-C shall not be mortgaged, assigned or encumbered in any manner whatsoever by Tenant without the prior written consent of Landlord. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by law, it being intended that Landlord shall not first be required to proceed against the L-C, and such use, application or retention shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled.

     8.   Holding Over.
          ------------

          If Tenant remains in possession of all or any part of the Premises after the expiration of the Term, with the express or implied consent of Landlord, such tenancy shall be month-to-month only and shall not constitute a renewal or extension for any further term. If Tenant remains in possession either with or without Landlord's consent, Monthly Rent shall be increased to an amount equal to one hundred twenty-five percent (125%) of the Monthly Rent payable during the last month of the Term, and any other sums due under this Lease shall be payable in the amount and at the times specified in this Lease. Such month-to-month tenancy shall be subject to every other term, condition, and covenant contained herein.

     9.   Tenant Improvements.
          -------------------

          Landlord agrees to construct the Tenant Improvements pursuant to the terms of EXHIBIT B.
         ---------

     10.  Condition of Premises. Within ten (10) days after completion of the
          ---------------------
Tenant Improvements, Tenant shall conduct a walk-through inspection of the Premises with Landlord and complete a punch-list of items needing additional work by Landlord. Other than the items specified in the punch-list, if any, by taking possession of the Premises, Tenant shall be deemed to have accepted the Premises in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. Any damage to the Premises caused by Tenant's move-in shall be repaired or corrected by Tenant, at its expense. Tenant acknowledges that neither Landlord nor its Agents have made any representations or warranties as to the suitability or fitness of the Premises for the conduct of Tenant's business or for any other purpose, nor has Landlord or its Agents agreed to undertake any Alterations or construct any Tenant Improvements to the Premises except as expressly provided in this Lease. If Tenant fails to submit a punch-list to Landlord within such 10-day period, it shall be deemed that there are no Tenant Improvement items needing additional work or repair. Landlord's contractor shall complete all reasonable punch-list items within thirty (30) days after the walk-through inspection or as soon as practicable thereafter. Upon completion of such punch-list items, Tenant shall approve such completed items in writing to Landlord, if Tenant fails to approve such items within fourteen (14) days of completion, such items shall be deemed approved by Tenant.

     11.  Use of the Premises.
          -------------------

          A.  Tenant's Use. Tenant shall use the Premises only for general
              ------------
office, research and development, light manufacturing, storage, distribution and marketing and any other use permitted by applicable laws. Tenant shall not use the Premises or suffer or permit anything to be done in or about the Premises which will in any way conflict with any law, statute, zoning restriction, ordinance or governmental law, rule, regulation or requirement of public authorities now in force or which may hereafter be in force, relating to or affecting the condition, use or occupancy of the Premises. Tenant shall not commit any public or private nuisance or any other act or thing which might or would disturb the quiet enjoyment of any other tenant of Landlord or any occupant of nearby property. Tenant shall place no loads upon the floors, walls or ceilings in excess of the maximum designed load determined by a licensed structural engineer or which endanger the structure; nor place any harmful liquids in the drainage systems; nor dump or store waste materials or refuse or allow such to remain outside the Building proper, except in the enclosed trash areas provided. Tenant shall not store or permit to be stored or otherwise place any other material of any nature whatsoever outside the Building, except on a temporary basis.

          B.  Hazardous Materials.
              -------------------

              (i) Tenant, at its sole cost, shall comply with all laws relating to the storage, use and disposal of Hazardous Materials (as defined below). If, during the Term of this Lease, Tenant does store, use or dispose of any Hazardous Materials, Tenant shall provide Landlord with a copy of any Hazardous Materials data sheets, hazardous materials management plans ("HMMP"), or other reports or documentation relating to Hazardous Materials that Tenant is required to file with the Redwood City Fire Department or any other governmental agency, if applicable. Such information shall be provided to Landlord (A) within ten
(10) days after Lease execution with respect to any Hazardous Materials that are currently used, stored or disposed of by Tenant in, on or from the Premises, and
(B) promptly following submission of any such HMMP's or other reports or documentation to the applicable governmental agency (but in no event later than five (5) business days after the date of such submission) with respect to any Hazardous Materials first used, stored or disposed of by Tenant in, on or from the Premises after the date of this Lease. Additionally, Tenant shall deliver to Landlord upon Lease execution a comprehensive listing of all Hazardous Materials currently used, stored or disposed of by Tenant in, on or from the Premises ("Hazardous Materials List"). Tenant shall provide an updated Hazardous Materials List to Landlord quarterly throughout the Term of this Lease and at other times within ten (10) business days after Landlord's written request therefor if a current Hazardous Materials List is required by Landlord's lender or a prospective tender.

              (ii) Notwithstanding anything to the contrary contained in the Purchase and Sale Agreement between Landlord and Tenant for the purchase of the Project by Landlord, Tenant shall be solely responsible for and shall defend, indemnify and hold Landlord and its Agents harmless from and against any and all liabilities, claims, demands, damages and expenses of any kind or nature, including reasonable attorneys' fees and costs, resulting from, or arising out of, any Hazardous Materials used, stored, released or disposed of in, on or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants during the Term of this Lease, including without limitation, any action, proceeding, claim, demand, suit or proceeding by any governmental agency, quasi-governmental agency or third party (including, without limitation, penalties, fines, clean-up costs, mitigation costs and liens) arising from the use, storage, release or disposal of any such Hazardous Materials in, on or about the Premises by Tenant, its agents, employees, contractors, invitees or subtenants. Tenant shall promptly give Landlord written notice of (A) any release or suspected release of any Hazardous Materials in, on, under or adjacent to the Premises of which Tenant has actual knowledge and that Tenant is required to report to Landlord or any governmental or regulatory agency under applicable laws, and/or (B) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the presence or suspected presence of any Hazardous Materials in, on, under or adjacent to the Premises of which Tenant has actual knowledge. Tenant's obligations hereunder shall survive the termination of this Lease.

              (iii) Tenant's indemnity obligations under paragraph 11.B.(ii) are subject to the following conditions: (A) Tenant is promptly notified in writing of any such claim(s); (B) Tenant shall have the right to manage the defense of such claim(s) and any settlement negotiations, provided, however, that Tenant shall keep Landlord apprised, on a monthly basis, of the status of any such claims and/or settlement negotiations, and no action may be taken by Tenant which may materially and adversely affect Landlord's rights or obligations without Landlord's consent; (C) Landlord shall cooperate with Tenant in the defense and/or settlement of such claim(s); and (D) subject to the provisions set forth in paragraph 11.B.(iv), Tenant shall have the right to direct and manage the removal, clean-up and/or remediation (collectively, "Remediation") of any Hazardous Materials which may be required under paragraph 11.B.(ii) so long as Tenant is not in default hereunder at the time such Remediation is required and so long as such Remediation is conducted by Tenant in accordance with all applicable laws and governmental regulations. Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment naming Landlord as a defendant or potentially responsible party arising out of or in connection with the matters covered by Tenant's indemnity and, in such event, Tenant shall reimburse Landlord for all reasonable charges and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees; provided, however, that Landlord shall not undertake any unilateral action or settlement so long as Tenant or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Landlord's assets, reputation or business affairs and does not, in the reasonable judgment of the holder of any deed of trust recorded against the Premises, impair or threaten to impair the value of the security given by Landlord to the holder under such deed of trust. Tenant acknowledges that the holder of any deed of trust recorded against the Premises shall have the right, but not the obligation; to join and participate in any legal proceedings or actions initiated in connection with any claims covered by Tenant's indemnity if the holder of such deed of trust has a reasonable basis to believe that its security under the deed of trust is or might be impaired by such claims or if Landlord is in default under the terms of the deed of trust.

              (iv) Tenant shall not commence any Remediation of any Hazardous Materials pursuant to paragraph 11.B.(ii) unless and until (A) Landlord has reasonably approved the environmental consultant and/or engineering firm that will be engaged to assess the nature and extent of the Hazardous Materials that are present and to complete the Remediation of such Hazardous Materials; (B) Landlord has reasonably approved the scope of work and the proposed methods and timing for completing such Remediation of such Hazardous Materials; and (C) Tenant has provided Landlord with documentary evidence that the governmental agency(ies) with jurisdiction over such matter has/have approved Tenant's proposed plan for Remediation of such Hazardous Materials. If Landlord fails to notify Tenant of Landlord's approval or disapproval of Tenant's environmental consultant and/or engineering firm or Tenant's proposed scope of work and proposed methods for completing any Remediation, within thirty (30) days after Landlord's receipt of the above-specified information, Landlord's approval shall be deemed given. Tenant shall complete such Remediation in a diligent manner, in compliance with all applicable laws (including any order issued for such Remediation) and in accordance with applicable governmental standards for such Remediation. Upon completion of such removal, clean-up or other remediation, Tenant shall provide Landlord with a copies of any documentation obtained from any governmental agency(ies) indicating that the required Remediation was completed and accepted by such agency(ies).

              (v) Landlord and Landlord's designated consultants and, in the event of any default by Landlord under any deed of trust recorded against the Premises, the holder of such deed of trust and its designated consultants, shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times with reasonable notice and with reasonable frequency, for the purpose of verifying compliance by Tenant with all applicable laws relating to the storage, use or disposal of Hazardous Materials and, in connection therewith, Landlord or the holder of such deed of trust shall be entitled to employ experts and/or consultants, at such party's sole expense, to advise such party with respect to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Materials in, on or from the Premises. Any parties entering the Premises to verify such compliance by Tenant as permitted herein shall, at Tenant's request, first execute and deliver to Tenant a confidentiality agreement substantially in the form attached as EXHIBIT F. If at any time Landlord obtains a phase I environmental site
---------
assessment of the Premises or the Property which discloses the presence or possible presence of Hazardous Materials in, on, under or adjacent to the Premises or the Property, and the report generated by the environmental consultant as a result of such site assessment recommends that further testing be conducted on the Premises and/or the Property, including invasive testing of the soil and groundwater, to determine the nature, location and extent of such Hazardous Materials, Landlord may cause testing and/or monitoring wells to be installed on or about the Outside Area and may cause the soil and/or ground water to be tested to detect the presence of Hazardous Materials by the use of such tests as are then customarily used for such purposes, provided that Landlord shall use diligent efforts to minimize any inconvenience or disruption to Tenant's business in connection with such installation and testing. The cost of installing, operating and removing any such wells shall be paid by the party requesting the same unless Tenant is liable for such costs pursuant to the terms of Tenant's indemnity under paragraph 11.B.(ii), Landlord shall provide Tenant with a copy of any final report generated for Landlord by an environmental consultant in connection with the Premises or the Property. Landlord may, however, require Tenant to execute a reasonable confidentiality agreement prior to delivering copies of any such report to Tenant.

              (vi) If at any time Landlord determines that Tenant is not in compliance with any laws relating to the storage, use or disposal of Hazardous Materials, Landlord shall notify Tenant in writing of the specific laws and the provisions thereof which Landlord believes Tenant has violated. Except in the event of any emergency, in which event

Tenant shall promptly take appropriate action to correct any violation(s), Tenant shall have thirty (30) days after Landlord's notice to correct any such violation(s); provided, however, that if Tenant or Tenant's environmental consultant disagrees with Landlord's determination that a violation has occurred, Landlord and Tenant shall promptly select an independent environmental consultant or environmental attorney mutually acceptable to Landlord and Tenant to review the alleged violation and the determination of such consultant or attorney shall be binding upon Landlord and Tenant. The cost of such consultant or attorney's services shall be shared equally by Landlord and Tenant. If Landlord and Tenant fail to agree on the independent consultant to be selected for such purposes, the consultant shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Landlord agrees that Landlord shall not notify any governmental or regulatory agency of any violation by Tenant of any laws relating to the use, storage or disposal of Hazardous Materials unless (A) Landlord has first notified Tenant in writing of such, violation, and (B)Tenant has failed to notify the appropriate governmental or regulatory agency(ies) to the extent required by applicable laws and to provide Landlord with a copy of any such notice(s).

              (vii) For the purposes of this Lease, the term "Hazardous Materials" shall mean any substance, material or waste which is or becomes regulated by any local government authority, the State of California, or the United States Government, including, but not limited to, any material or substance which is (a) petroleum, (b) asbestos, (c), polychlorinated biphenyls,
(d) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq. (33 U.S.C. 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317), (e) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (f) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). Nothing contained in this paragraph 11.B. shall be deemed to require Tenant to comply with any Hazardous Materials requirements or standards that are stricter than those imposed by applicable governmental or regulatory agencies.

     12.  Quiet Enjoyment.
          ---------------

          Landlord covenants that Tenant, upon performing the terms, conditions and covenants of this Lease, shall have quiet and peaceful possession of the Premises as against any person claiming the same by, through or under Landlord.

     13.  Alterations.
          -----------

          After the Commencement Date, Tenant shall not make or permit any Alterations in, on or about the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord's consent shall not be required for any nonstructural Alterations that do not exceed Twenty-Five Thousand and no/100ths Dollars ($25,000.00) in cost. In no event, however, shall Tenant make any: (i) Alterations to the exterior of the Building; (ii) Alterations to and penetrations of the roof of the Building; or (iii) Alterations visible from outside the Building without the prior written consent of Landlord, to which Landlord may withhold Landlord's consent on wholly aesthetic grounds.

All Alterations shall be installed at Tenant's sole expense, in compliance with all applicable laws, by a licensed contractor, shall be done in a good and workmanlike manner conforming in quality and design with the Premises existing as of the Commencement Date, and shall not diminish the value of either the Building or the Premises. All Alterations made by Tenant shall be and become the property of Landlord upon installation and shall not be deemed Tenant's Personal Property; provided, however, that Landlord shall notify Tenant upon Landlord's consent to such Alterations by Landlord (or if Landlord's consent is not required, upon written request by Tenant) whether Tenant will be required to remove, at Tenant's expense, such Alterations from the Premises at the expiration or sooner termination of this Lease and to return the Premises to their condition as of the Commencement Date of this Lease, normal wear and tear excepted and subject to the provisions of paragraph 23. Notwithstanding any other provision of this Lease, Tenant shall be solely responsible for the maintenance and repair of any and all Alterations made by it to the Premises. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility or other notice deemed proper before the commencement of any such work.

     14.  Surrender of the Premises.
          -------------------------

          Upon the expiration or earlier termination of the Term, Tenant shall surrender the Premises to Landlord in its condition existing as of the Commencement Date, normal wear and tear and fire or other casualty excepted, with all interior walls repaired if damaged, all broken, marred or nonconforming acoustical ceiling tiles replaced, all windows washed, the plumbing and electrical systems and lighting in good order and repair, including replacement of any burned out or broken light bulb or ballasts, the HVAC equipment serviced and repaired by a reputable and licensed service firm, and all floors cleaned, all to the reasonable satisfaction of Landlord. Tenant shall remove from the Premises all of Tenant's Alterations required to be removed pursuant to paragraph 13, and all Tenant's Personal Property, and repair any damage and perform any restoration work caused by such removal. If Tenant fails to remove such Alterations and Tenant's Personal Property, and such failure continues after the termination of this Lease, Landlord may retain such Property and all rights of Tenant with respect to it shall cease, or Landlord may place all or any portion of such Property in public storage for Tenant's account. Tenant shall be liable to Landlord for costs of removal of any such Alterations and Tenant's Personal Property and storage and transportation costs of same, and the cost of repairing and restoring the Premises, together with interest at the Interest Rate from the date of expenditure by Landlord. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord and its Agents against all loss or liability, including reasonable attorneys' fees and costs, resulting from delay by Tenant in so surrendering the Premises.

          Normal wear and tear, for the purposes of this Lease, shall be construed to mean wear and tear caused to the Premises by a natural aging process which occurs in spite of prudent application of the best standards for maintenance, repair and janitorial practices. It is not intended, nor shall it be construed, to include items of neglected or deferred maintenance which would have or should have been attended to during the Term of the Lease if the best standards had been applied to properly maintain and keep the Premises at all times in good condition and repair.

     15.  Real Property Taxes.
          -------------------

          A.  Payment by Tenant. On or before April 10 and December 10 of each
              -----------------
year of the Term, Tenant shall pay directly to the San Mateo County assessor Tenant's percentage of the Real Property Taxes for the Property as set forth on the assessor's tax bill for the Property, which percentage shall be determined by dividing the area of the Building by the total area of the Building plus the buildings at 1228 Douglas Avenue, 1250 Douglas Avenue, and 550 Broadway and multiplying the result by 100. Promptly following payment of the Real Property Taxes, Tenant shall provide Landlord with copies of paid receipts or other documentary evidence that the Real Property Taxes have been paid by Tenant. If Tenant fails to pay the Real Property Taxes on or before April 10 and December 10, respectively, Tenant shall pay to Landlord any penalty incurred by such late payment. In addition, Tenant shall pay any Real Property Tax not included within the county tax assessor's tax bill within ten (10) days after being billed for same by Landlord. The foregoing dates are based on the dates established by the county as the dates on which Real Property Taxes become delinquent if not paid. If such delinquency dates change, the dates on which Tenant must pay the Real Property Taxes for the Property shall be at least ten (10) days prior to the delinquency dates. Assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which may formerly have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges are to be included within the definition of Real Property Taxes for purposes of this Lease. Notwithstanding the foregoing to the contrary, Tenant shall not be liable for any increase in Real Property Taxes resulting from a reassessment of the Premises or the Property in connection with the sale or transfer of the Property in the following instances: (i) the sale or transfer occurs during the first five (5) years of the Term and a prior sale or transfer of the Premises or the Property (causing an increase in Real Property Taxes) has occurred during such five (5) year period, or (ii) the sale or transfer occurs during the sixth (6th) through tenth (10th) years of the Term. Tenant shall, however, be liable for any increase in Real Property Taxes resulting from a reassessment of the Premises or the Property in connection with the first sale or transfer of the Premises or the Property that occurs during the first five (5) years of the Term. For purposes of this paragraph 15, the "first sale or transfer of the Premises or the Property" shall not include the sale of the Project by Tenant to Landlord.

          B.  Taxes on Tenant Improvements and Personal Property. Tenant shall
              --------------------------------------------------
pay any increase in Real Property Taxes resulting from any and all Alterations and Tenant Improvements of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay prior to delinquency all taxes assessed or levied against Tenant's Personal Property in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or Personal Property of Landlord.

          C.  Proration. Tenant's liability to pay Real Property Taxes shall be
              ---------
prorated on the basis of a 365-day year to account for any fractional portion of a fiscal tax year included at the commencement or expiration of the Term. With respect to any assessments which may be levied against or upon the Property, or which under the laws then in force may be evidenced by improvements or other bonds or may be paid in annual installments, only the amount of such annual installment (with appropriate proration for any partial year) and interest due thereon shall be included within the computation of the annual Real Property Taxes levied against the Premises.

     16.  Utilities and Services.
          ----------------------

          Tenant shall be responsible for and shall pay promptly all charges for water, gas. electricity, telephone, refuse pick-up, janitorial service and all other utilities, materials and services furnished directly to or used by Tenant in, on or about the Premises during the Term, together with any taxes thereon. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service or other service furnished to the Premises, except that resulting from the negligence or willful misconduct of Landlord.

     17.  Repair and Maintenance.
          ----------------------

          A.  Landlord's Obligations. Landlord shall keep in good order,
              ----------------------
condition and repair the structural parts of the Building, which structural parts include only the foundation, subflooring, exterior walls (excluding the interior of all walls and the exterior and interior of all windows, doors, ceilings, and plateglass), and the roof structure of the Building, except for any damage thereto caused by the negligence or willful acts or omissions of Tenant or of Tenant's agents, employees or invitees, or by reason of the failure of Tenant to perform or comply with any terms of this Lease, or caused by Alterations made by Tenant or by Tenant's agents, employees or contractors. It is an express condition precedent to all obligations of Landlord to repair and maintain that Tenant shall have notified Landlord of the need for such repairs or maintenance. Tenant waives the provisions of Sections 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to make repairs and deduct the expenses of such repairs from the Rent due under this Lease.

          B.  Tenant's Obligations. Tenant shall at all times and at its own
              --------------------
expense clean, keep and maintain in good order, condition and repair every part of the Premises which is not within Landlord's obligation pursuant to paragraph 17.A. Tenant's repair and maintenance obligations shall include the roof membrane, all plumbing and sewage facilities within the Premises, fixtures, interior walls and ceiling, floors, windows, doors, entrances, plate glass, showcases, skylights, all electrical facilities and equipment, including lighting fixtures, lamps, fans and any exhaust equipment and systems, all mechanical and HVAC systems, any automatic fire extinguisher equipment within the Building, electrical motors and all other appliances and equipment of every kind and nature located in, upon or about the Building or the Premises. Tenant shall also maintain the landscaping, parking lots, exterior lighting, signage, and any other facilities located within the boundaries of the Premises (collectively, the "Outside Area") in good order, condition and repair, consistent with the reasonable maintenance standards established by Landlord for the balance of the Project. If at any time Landlord determines that Tenant's repair and maintenance of the Outside Area is not consistent with the reasonable maintenance standards established by Landlord for the balance of the Project, Landlord shall notify Tenant in writing of any such deficiencies. If Tenant fails to cure such deficiencies within thirty (30) days after receipt of Landlord's notice, Landlord shall have the right, on thirty (30) days' written notice to Tenant to assume responsibility for maintenance and repair of the Outside Area. In such event, Tenant shall reimburse Landlord monthly, as Additional Rent, for the costs incurred by Landlord to maintain and repair the Outside Area. Tenant shall also be responsible for all pest control within the Premises. Tenant shall maintain the HVAC systems in accordance with manufacturer recommendations, which shall include replacement of filters, oiling and lubricating of machinery, parts replacement, adjustment of drive belts, oil changes and other preventive maintenance, including annual maintenance of duct work, interior unit drains and caulking at sheet metal, and recaulking of jacks and vents on an annual basis. At Tenant's option, Tenant may either obtain HVAC systems preventive maintenance contracts for such purpose, or utilize Tenant's facilities maintenance personnel to maintain the HVAC systems provided that Tenant can demonstrate to Landlord's reasonable satisfaction that any facilities maintenance personnel designated for such maintenance have sufficient experience to properly maintain the HVAC system in good operating condition and repair. In either event, Tenant shall have the benefit of all warranties available to Landlord regarding the equipment in such HVAC systems. If Tenant elects to maintain the HVAC systems through a preventive maintenance contract, Tenant shall provide Landlord with copies of all HVAC maintenance reports on a quarterly basis, including copies of contractor recommendations for repairs and/or replacements. If any reasonable repairs and/or replacements are recommended by the contractor, Tenant shall perform such repairs and/or replacements and shall provide Landlord with evidence that such repairs and/or replacements have been completed in accordance with the contractor's recommendations. If, however, Tenant elects to utilize its facilities maintenance personnel to maintain the HVAC system, Landlord may, at Landlord's election, have the HVAC systems inspected by a licensed HVAC contractor on an annual basis to confirm whether Tenant has maintained the HVAC systems as required herein. The cost of any such annual inspections shall be paid by Tenant within thirty (30) days after receipt of an invoice from Landlord. The HVAC contractor engaged for such purpose shall be selected by Landlord after receiving competitive bids from at least three (3) licensed HVAC contractors acceptable to Landlord and Tenant.

          C.  Compliance with Governmental Regulations. Tenant shall, at its
              ----------------------------------------
cost, comply with, including the making by Tenant of any Alterations to the Premises, all present and future regulations, rules, laws, ordinances, and requirements of all governmental authorities (including, without limitation state, municipal, county and federal governments and their departments, bureaus, boards and officials) arising from Tenant's use or occupancy of the Premises or Tenant's enjoyment of the Premises. Notwithstanding the foregoing, Landlord, and not Tenant, shall be obligated to make any Alterations to the structural parts of the Buildings maintained by Landlord pursuant to paragraph 17.A. that are required to comply with any present and future regulations, rules, laws, ordinances, and governmental requirements unless such Alterations to the structural parts of the Building are required solely as a result of any other Alterations to the Building made by Tenant during the Term of this Lease, in which case Tenant shall reimburse Landlord for the cost of any such Alterations to the structural parts of the Building that are required to comply with regulations, rules, laws, ordinances and governmental requirements.

     18.  Liens.
          -----

          Tenant shall keep the Building and the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by or on behalf of Tenant and hereby indemnities and holds Landlord and its Agents harmless from all liability and cost, including attorneys' fees and costs, in connection with or arising out of any such lien or claim of lien. Tenant shall cause any such lien imposed to be released of record by payment or posting of a proper bond reasonably acceptable to Landlord within ten
(10) days after written request by Landlord. Tenant shall give Landlord written notice of Tenant's intention to perform work on the Premises which might result in any claim of lien at least ten (10) days prior to the commencement of such work to enable Landlord to post and record a Notice of Nonresponsibility. If Tenant fails to so remove any such lien within the prescribed ten 10-day period, then Landlord may do so at Tenant's expense and Tenant shall reimburse Landlord for such amounts upon demand. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees with interest thereon at the Interest Rate.

     19.  Landlord's Right to Enter the Premises.
          --------------------------------------

          Tenant shall permit Landlord and its Agents to enter the Premises, including the Building, at all reasonable times with reasonable notice, except for emergencies in which case no notice shall be required, to inspect the same, to post Notices of Nonresponsibility and similar notices, and real estate "For Sale" signs, to show the Premises to interested parties such as prospective lenders and purchasers, to make necessary repairs, to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord, and at any reasonable time within one hundred and eighty (180) days prior to the expiration of the Term, to place upon the Building and the Outside Area ordinary "For Lease" signs and to show the Premises to prospective tenants. The above rights are subject to reasonable security regulations of Tenant, and to the requirement that Landlord shall at all times act in a manner to cause the least possible interference with Tenant's business.

     20.  Signs.
          -----

          Subject to Tenant obtaining all necessary approvals from the City of Redwood City and subject to Landlord's review and approval of plans and specifications for any proposed signage, which approval shall not be unreasonably withheld, Tenant shall have the right to install Tenant identification signage on the exterior of the Building. Tenant shall not install any Tenant identification sign in any other location in, on or about the Premises or the Property without Landlord's prior written consent, and shall not display or erect any other Tenant identification sign, display or other advertising material that is visible from the exterior of the Building. Notwithstanding the foregoing, Tenant shall be permitted to install directional signs on the Premises, subject to Landlord's approval of the size, design and location of such signs, which approval shall not be unreasonably withheld. Any changes to the size, design, color or other physical aspects of Tenant's identification sign (s) shall be subject to the Landlord's prior written approval, which shall not be unreasonably withheld. The cost of Tenant's sign(s), and their installation, maintenance and removal shall be Tenant's sole expense. If Tenant fails to maintain its sign(s), or, if Tenant fails to remove its sign(s) upon termination of this Lease, Landlord may do so at Tenant's expense and Tenant's reimbursement to Landlord for such amounts shall be deemed Additional Rent.

     21.  Insurance.
          ---------

          A.  Indemnification.
              ---------------

              (i) Tenant hereby agrees to defend, indemnify and hold harmless Landlord and its Agents from and against any and all damage, loss, liability or expense including reasonable attorneys' fees and legal costs suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property dome sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Premises or any part thereof and adjacent areas by Tenant, the acts or omissions of the Tenant, its agents, employees or any contractors brought onto the Premises by Tenant, except to the extent caused by the negligence or willful misconduct of Landlord or its Agents. Tenant agrees that the obligations assumed herein shall survive this Lease. Tenant's obligations under this paragraph 21.A.(i) are subject to the following conditions: (i) Tenant is promptly notified in writing of any such claim(s); (ii) Tenant shall have the right to control the defense of such claim(s) and any settlement negotiations, provided, however, that no action may be taken by Tenant which may materially and adversely affect Landlord's rights or obligations without Landlord's consent; and (iii) Landlord shall cooperate with Tenant in the defense and/or settlement of such claim(s). Notwithstanding the foregoing, Landlord shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Tenant shall reimburse Landlord for all reasonable charges and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees; provided, however, that Landlord shall not undertake any unilateral action or settlement so long as Tenant or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Landlord's assets, reputation or business affairs.

              (ii) Landlord hereby agrees to defend, indemnify and hold harmless Tenant from and against any and all damage, loss, liability or expense, including reasonable attorneys' fees and legal costs, suffered directly or by reason of any claim, suit or judgment brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the acts or omissions of Landlord, its Agents, or any contractors brought onto the Premises by Landlord, except to the extent caused by the negligence or willful misconduct of Tenant, its agents, employees or contractors. Landlord agrees that the obligations assumed herein shall survive this Lease. Landlord's obligations under this paragraph 21.A.(ii) are subject to the following conditions: (i) Landlord is promptly notified in writing of any such claim(s); (ii) Landlord shall have the right to control the defense of such claim(s) and any settlement negotiations, provided, however, that no action may be taken by Landlord which may materially and adversely affect Tenant's rights or obligations without Tenant's consent, and (iii) Tenant shall cooperate with Landlord in the defense and/or settlement of such claim(s). Notwithstanding the foregoing, Tenant shall have the right, in its sole discretion, but without being required to do so, to defend, adjust, settle or compromise any claim, obligation, debt, demand, suit or judgment against Landlord arising out of or in connection with the matters covered by the foregoing indemnity and, in such event, Landlord shall reimburse Tenant for all reasonable charges and expenses incurred by Tenant in connection therewith, including reasonable attorneys' fees; provided, however, that Tenant shall not undertake any unilateral action or settlement so long as Landlord or an insurance company, at its or their sole expense, is contesting in good faith, diligently and with continuity such claim, action, obligation, demand or suit, and so long as such claim, action, obligation, demand or suit does not have or threaten to have a material adverse impact on Tenant's assets, reputation or business affairs.

          B.  Tenant's Insurance. Tenant agrees to maintain in full force and
              ------------------
effect at all times during the Term, at its own expense, for the protection of Tenant and Landlord, as their interests may appear, policies of insurance which afford the following coverages:

              (i) Commercial general liability insurance in an amount not less than Three Million and no/100ths Dollars ($3,000,000.00) combined single limit for both bodily injury and property damage which includes blanket contractual liability broad form property damage, personal injury, completed operations, products liability, and fire damage legal (in an amount not less than Twenty-Five Thousand and no/100ths Dollars ($25,000.00)), which policy shall name Landlord and its Agents as additional insureds and shall contain a provision that "the insurance provided Landlord hereunder shall be primary and non-contributing with any other insurance available to Landlord with respect to any damage, loss, liability or-expense covered by Tenant's indemnity obligations under paragraph 21.A.(i) of the Lease."

              (ii) Causes of loss - special form property insurance (including, without limitation, vandalism, malicious mischief, inflation endorsement, and sprinkler leakage endorsement) on Tenant's Personal Property located on or in the Premises. Such insurance shall be in the full amount of the replacement cost, as the same may from time to time increase as a result of inflation or otherwise. As long as this Lease is in effect, the proceeds of such policy shall be used for the repair and replacement of such items so insured. Landlord shall have no interest in the insurance proceeds on Tenant's Personal Property. Notwithstanding the foregoing, Tenant shall have the right, at its election, to self-insure with respect to any loss or damage to Tenant's Personal Property.

              (iii) Boiler and machinery insurance, including steam pipes, pressure pipes, condensation return pipes and other pressure vessels and HVAC equipment, including miscellaneous electrical apparatus, in an amount satisfactory to Landlord.

          C.  Premises Insurance. During the Term Landlord shall maintain causes
              ------------------
of loss-special form property insurance (including inflation endorsement sprinkler leakage endorsement, and, at Landlord's option, earthquake and flood coverage) on the Building, excluding coverage of all Tenant's Personal Property located on or in the Premises, but including the Tenant Improvements. Such insurance shall also include insurance against loss of rents, including, at Landlord's option, coverage for earthquake and flood, in an amount equal to the Monthly Rent and Additional Rent, and any other sums payable under the Lease, for a period of at least twelve (12) months commencing on the date of loss. Such insurance shall name Landlord and its Agents as named insureds and include a lender's loss payable endorsement in favor of Landlord's lender (Form 438 BFU Endorsement). The deductible payable under any causes of loss - special form policy of insurance (or its equivalent) maintained by Landlord on the Building shall not exceed $250,000 per occurrence without the prior written consent of Tenant and, for as long as the Building is insured by Landlord under a policy that covers all of the buildings within the Property and, if applicable, all of the buildings within the Project, such deductible shall apply in the aggregate to all of the buildings within the Property and, if applicable, to all of buildings within the Project, on a per occurrence basis. Tenant shall reimburse Landlord monthly, as Additional Rent, for one-twelfth
(12th) of the annual cost of such insurance on the first day of each calendar month of the Term, prorated for any partial month, or on such other periodic basis as Landlord shall elect. If the insurance premiums are increased after the Commencement Date due to an increase in the value of the Building or its replacement cost, or due to Tenant's use of the Premises or any improvements installed by Tenant, Tenant shall pay such increase within ten (10) days of notice of such increase. If, however, Landlord elects to maintain a policy or policies of earthquake insurance on the Building, Tenant shall be required to reimburse Landlord for any premiums allocable to such insurance policies only if Landlord maintains such insurance coverage on all buildings within the Project and such insurance is available at commercially reasonable rates.

          D.  Increased Coverage. Upon demand, Tenant shall provide Landlord, at
              ------------------
Tenant's expense, with such increased amount of existing insurance, and such other insurance as Landlord or Landlord's lender may reasonably require to afford Landlord and Landlord's lender adequate protection.

          E.  Co-Insurer. If, on account of the failure of Tenant to comply with
              ----------
the foregoing provisions, Landlord is adjudged a co-insurer by its insurance carrier, then, any loss or damage Landlord shall sustain by reason thereof, including attorneys' fees and costs, shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill therefor and evidence of such loss.

          F.  Insurance Requirements. All insurance shall be in a form
              ----------------------
satisfactory to Landlord and Tenant and shall be carried in companies that have a general policy holder's rating of not less than "A" and a financial rating of not less than Class "X" in the most current edition of Best's Insurance Reports;
                                                       ------------------------
and shall provide that such policies shall not be subject to material alteration or cancellation except after at least thirty (30) days' prior written notice to Landlord. The policy or policies, or duly executed certificates for them, together with satisfactory evidence of payment of the premium thereon shall be deposited with Landlord prior to the Commencement Date, and upon renewal of such policies, not less than thirty (30) days prior to the expiration of the term of such coverage. If Tenant fails to procure and maintain the insurance required hereunder, Landlord may, but shall not be required to, order such insurance at Tenant's expense and Tenant shall reimburse Landlord. Such reimbursement shall include all costs incurred by Landlord including Landlord's reasonable attorneys' fees, with interest thereon at the Interest Rate.

          G.  Landlord's Disclaimer. Landlord and its Agents shall not be liable
              ---------------------
for any loss or damage to persons or property resulting from fire, explosion, falling plaster, glass, tile or sheetrock, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other cause whatsoever, including loss or reduction in utilities, unless caused by or due to the sole negligence or willful misconduct of Landlord. Landlord and its Agents shall not be liable for any latent defect in the Premises. Tenant shall give prompt written notice to Landlord in case of a casualty, accident or repair needed in the Premises.

     22.  Waiver of Subrogation.
          ---------------------

          Landlord and Tenant each hereby waive all rights of recovery against the other on account of loss or damage occasioned to such waiving party for its property or the property of others under its control to the extent that such loss or damage would be covered by any causes of loss special form policy of insurance or its equivalent. The foregoing waiver shall apply notwithstanding, and shall not be affected by, Tenant's election to self-insure with respect to any loss or damage to Tenant's Personal Property. Tenant and Landlord shall, upon obtaining policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and Tenant and Landlord shall cause each insurance policy obtained by such party to provide that the insurance company waives all right of recovery by way of subrogation against either Landlord or Tenant in connection with any damage covered by such policy.

     23.  Damage or Destruction.
          ---------------------

          A.  Landlord's Obligation to Rebuild. If all or any part of the
              --------------------------------
Building is damaged or destroyed, Landlord shall promptly and diligently repair the same unless it has the right to terminate this Lease as provided herein and it elects to so terminate.

          B.  Right to Terminate. Landlord shall have the right to terminate
              ------------------
this Lease in the event any of the following events occur:

              (i) Insurance proceeds are not available to pay one hundred percent (100%) of the cost of such repair, excluding the deductible for which Tenant shall be responsible;

              (ii) The Building cannot, with reasonable diligence, be fully repaired by Landlord within one hundred eighty (180) days after the date of the damage or destruction; or

              (iii) The Building cannot be safely repaired because of the presence of hazardous factors, including, but not limited to, earthquake faults, radiation, chemical waste and other similar dangers.

          If Landlord elects to terminate this Lease, Landlord may give Tenant written notice of its election to terminate within thirty (30) days after such damage or destruction, and this Lease shall terminate fifteen (15) days after the date Tenant receives such notice and both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination). If Landlord elects not to terminate the Lease, subject to Tenant's termination right set forth below, Landlord shall promptly commence the process of obtaining necessary permits and approvals and repair of the Building as soon as practicable, and this Lease will continue in full force and affect. All insurance proceeds from insurance under paragraph 21, excluding proceeds for Tenant's Personal Property, shall be disbursed and paid to Landlord. Tenant shall be required to pay to Landlord the amount of any deductibles payable in connection with any insured casualties, unless the casualty was caused by the sole negligence or willful misconduct of Landlord.

          Tenant shall have the right to terminate this Lease if the Building cannot, with reasonable diligence, be fully repaired within one hundred, eighty
(180) days from the date of damage or destruction. The determination of the estimated repair periods in this paragraph 23 shall be made by an independent licensed contractor or engineer within thirty
(30) days after such damage or destruction. Landlord shall deliver written notice of the repair period to Tenant after such determination has been made and Tenant shall exercise its right to terminate this Lease, if at all, within ten
(10) days of receipt of such notice from Landlord. Upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination).

          C.  Limited Obligation to Repair. Landlord's obligation, should it
              ----------------------------
elect or be obligated to repair or rebuild, shall be limited to the basic Building and the Tenant Improvements and shall not include any Alterations made by Tenant .

          D.  Abatement of Rent. Rent shall be temporarily abated
              -----------------
proportionately during any period when, by reason of such damage or destruction, there is substantial interference with Tenant's use of the Building, having regard to the extent to which Tenant may be required to discontinue Tenant's use of the Building. Such abatement shall commence upon such damage or destruction and end upon substantial completion by Landlord of the repair or reconstruction which Landlord is obligated or undertakes to do. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by such damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, of the California Civil Code, and the provisions of any similar law hereinafter enacted.

          E.  Damage Near End of Term. Anything herein to the contrary
              -----------------------
notwithstanding, if the Building is destroyed or damaged during the last twelve
(12) months of the Term, then either Landlord or Tenant may, at its option, cancel and terminate this Lease as of the date of the occurrence of such damage by delivery of written notice to the other party and, upon such termination, Landlord and Tenant shall be released of all further liability under this Lease (except to the extent that any provision of this Lease expressly survives termination). If neither Landlord nor Tenant elects to terminate this Lease, the repair of such damage shall be governed by paragraphs 23.A. and 23.B.

     24.  Condemnation.
          ------------

          If title to all of the Premises or Building or so much thereof is taken for any public or quasi-public use under any statute or by right of eminent domain so that reconstruction of the Building will not, in Landlord's and Tenant's mutual opinion, result in the Premises being reasonably suitable for Tenant's continued occupancy for the uses and purposes permitted by this Lease, this Lease shall terminate as of the date that possession of the Premises or Building or part thereof be taken and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives terminations. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes of this paragraph.

          If any part of the Premises or Building is taken and the remaining part is reasonably suitable for Tenant's continued occupancy for the purposes and uses permitted by this

Lease, this Lease shall, as to the part so taken, terminate as of the date that possession of such part of the Premises or Building is taken and upon such termination both Landlord and Tenant shall be released of all further liability under this Lease with respect to that portion of the Premises or the Building that is taken (except to the extent any provision of this Lease expressly survives termination). The Rent and other sums payable hereunder shall be reduced in the same proportion that Tenant's use and occupancy of the Building is reduced. If any portion of the Outside Area is taken, Tenant's Rent shall be reduced only if such taking materially interferes with Tenant's use of the Outside Area and then only to the extent that the fair market rental value of the Premises is diminished by such partial taking. If the parties disagree as to the amount of Rent reduction, the matter shall be resolved by arbitration and such arbitration shall comply with and be governed by the California Arbitration Act, Sections 1280 through 1294.2 of the California Code of Civil Procedure. Each party hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

          Landlord and Tenant shall each be entitled to one-half ( 1/2) of that portion of the condemnation award that is properly allocable to the value of the leasehold estate created by this Lease. Except for the foregoing allocation, no award for any partial or entire taking of the Premises or the Property shall be apportioned between Landlord and Tenant and Tenant assigns to Landlord its interest in the balance of any award which may be made for the taking or condemnation of the Premises or the Property, together with any and all rights of Tenant arising in or to the same or any part thereof. Nothing contained herein, however, shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any separate award made to Tenant for the taking of Tenant's Personal Property, for the interruption of Tenant's business, or its moving costs, or for the loss of its good will.

     25.  Assignment and Subletting.
          -------------------------

          A.  Landlord's Consent. Tenant shall not enter into a Sublet without
              ------------------
Landlord's prior written consent, which consent shall not be unreasonably withheld. Any attempted or purported Sublet without Landlord's prior written consent shall be void and confer no rights upon any third person and, at Landlord's election, shall terminate this Lease. Each Subtenant shall agree in writing, for the benefit of Landlord, to assume, to be bound by, and to perform the terms, conditions and covenants of this Lease to be performed by Tenant. Notwithstanding anything contained herein, Tenant shall not be released from liability for the performance of each term, condition and covenant of this Lease by reason of Landlord's consent to a Sublet unless Landlord specifically grants such release in writing.

          B.  Tenant's Notice. If Tenant desires at any time to Sublet the
              ---------------
entire Premises, Tenant shall first notify Landlord in writing of its desire to do so. Within thirty (30) days after Landlord's receipt of Tenant's notice, Landlord may elect to terminate this Lease , In such event, Landlord and Tenant shall negotiate in good faith the effective date of such termination and Tenant shall be released of all further liability under this Lease (except to the extent any provision of this Lease expressly survives termination).

          C.  Information to be Furnished. If Landlord elects not to terminate
              ---------------------------
this Lease, then Tenant shall submit in writing to Landlord: (i) the name of the proposed Subtenant;

(ii) the nature of the proposed Subtenant's business to be carried on in the Premises; (iii) the terms and provisions of the proposed Sublet and a copy of the proposed Sublet form containing a description of the subject premises; and
(iv) such financial information, including financial statements, as Landlord may reasonably request concerning the proposed Subtenant.

          D.  Landlord's Alternatives. At any time within ten (10) days after
              -----------------------
Landlord's receipt of the information specified in paragraph 25.C., Landlord may, by written notice to Tenant, elect: (i) to consent to the Sublet by Tenant; or (ii) to refuse its consent to the Sublet If Landlord consents to the Sublet, Tenant may thereafter enter into a valid Sublet of the Premises or portion thereof, upon the terms and conditions and with the proposed Subtenant set forth in the information furnished by Tenant to Landlord, subject, however, at Landlord's election, to the condition that fifty percent (50%) of any excess of the Subrent over the Rent required to be paid by Tenant under this Lease less reasonable attorneys' fees, leasing commissions, tenant improvements and other reasonable subletting costs paid by Tenant on the Sublet, shall be paid to Landlord.

          E.  Exempt Sublets. Notwithstanding the above, Landlord's prior
              --------------
written consent shall not be required for an assignment of this Lease to a subsidiary, affiliate or parent corporation of Tenant; a corporation into which Tenant merges or consolidates; or a purchaser of all or substantially all of the assets of Tenant provided that: (i) Tenant gives Landlord prior written notice of the name of any such assignee, (ii) the assignee assumes, in writing, for the benefit of Landlord all of Tenant's obligations under the Lease, and (iii) in the case of an assignment to a purchaser of Tenant's assets, as of the date of the transfer, the transferee has a tangible net worth (exclusive of good will) greater than or equal to ten (10) times the annual net Monthly Rent then payable under the Lease.

          F.  Proration. If a portion of the Premises is Sublet, the pro rata
              ---------
share of the Rent attributable to such partial area of the Premises shall be determined by Landlord by dividing the Rent payable by Tenant hereunder by the total square footage of the Premises and multiplying the resulting quotient (the per square foot rent) by the number of square feet of the Premises which are Sublet.

     26.  Default.
          -------

          A.  Tenant's Default. A default under this Lease by Tenant shall exist
              ----------------
if any of the following occurs:

              (i) If Tenant fails to pay Rent or any other sum required to be paid hereunder within ten (10) days after the date such Rent or other sum is due; or

              (ii) If Tenant fails to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant fails to cure such breach within thirty (30) days after written notice from Landlord where such breach could reasonably be cured within such 30-day period; provided, however, that where such failure could not reasonably be cured within the 30-day period, that Tenant shall not be in default if it commences such performance within the 30-day period and diligently thereafter prosecutes the same to completion; or

              (iii) If Tenant assigns its assets for the benefit of its creditors; or

              (iv) If the sequestration or attachment of or execution on any material part of Tenant's Personal Property essential to the conduct of Tenant's business occurs, and Tenant fails to obtain a return or release of such Personal Property within thirty (30) days thereafter, or prior to sale pursuant to such sequestration, attachment or levy, whichever is earlier, or

              (v)    If Tenant abandons the Premises; or

              (vi) If a court makes or enters any decree or order other than under the bankruptcy laws of the United States adjudging Tenant to be insolvent; or approving as properly filed a petition seeking reorganization of Tenant; or directing the winding up or liquidation of Tenant and such decree or order shall have continued for a period of sixty (60) days.

          B.  Remedies. Upon a default, Landlord shall have the following
              --------
remedies, in addition to all other rights and remedies provided by law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

              (i) Landlord may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate this Lease, and Landlord shall have the right to collect Rent when due.

              (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining term of this Lease. No act by Landlord other than giving written notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right to remove all Tenant's Personal Property and store name at Tenant's cost and to recover from Tenant as damages:

                     (a) The worth at the time of award of the unpaid Rent and other sums due and payable which had been earned at the time of termination; plus

                     (b) The worth at the time of award of the amount by which the unpaid Rent and other sums due and payable, which would have been payable after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

                     (c) The worth at the time of award of the amount by which the unpaid rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; plus

                     (d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (i) in retaking possession of the Premises; (ii) in maintaining, repairing, preserving, restoring, replacing, cleaning, altering or rehabilitating the Premises or any portion thereof, including such acts for reletting to a new tenant or tenants; (iii) for leasing commissions; or (iv) for any other costs necessary or Appropriate to relet the Premises; plus

                     (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by the laws of the State of California.

          The "worth at the time of award", of the amounts referred to in paragraphs 26.B.(ii)(a) and 26.B.(ii)(b) is computed by allowing interest at the Interest Rate on the unpaid rent and other sums due and payable from the termination date through the date of award. The "worth at the time of award" of the amount referred to in paragraph 26.B.(ii)(c) is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (l%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

              (iii) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant. No reentry or taking possession of the Premises by Landlord pursuant to this paragraph shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant.

          C.  Landlord's Default. Landlord shall not be deemed to be in default
              ------------------
in the performance of any obligation required to be performed by it hereunder unless and until it has failed to perform such obligation within thirty (30) days after receipt of written notice by Tenant to Landlord specifying the nature of such default; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if it shall commence such performance within such 30-day period and thereafter diligently prosecute the same to completion.

     27.  Subordination.
          -------------

          If the holder or holders of any ground or underlying lease, mortgage or deed of trust which affects the Premises ("Encumbrance") shall require that this Lease be prior and superior to the lien of such Encumbrance, within fifteen
(15) days of written request of Landlord to Tenant, Tenant shall execute, have acknowledged and deliver any and all documents or instruments, in the form presented to Tenant, which Landlord or the holder of such Encumbrance deems necessary or desirable for such purposes. Provided that the applicable holder of the Encumbrance executes, acknowledges and delivers a commercially reasonable subordination, nondisturbance and attornment agreement, Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all Encumbrances which are now or may hereafter be executed covering the Premises or the Property or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof, and within fifteen (15) days after Landlord's written request, Tenant shall execute any commercially reasonable instruments, releases or other documents required by Landlord or the holder of the Encumbrance to make this Lease subordinate to any lien of the Encumbrance. If Tenant fails to do so, it shall be deemed that this Lease is subordinated. Any instrument describing such lease or mortgage or deed of trust to which this Lease may be subordinated shall include, as a condition precedent to Tenant's obligation to execute same, commercially reasonable nondisturbance provisions to the effect that, notwithstanding such subordination, the holder of the Encumbrance agrees that so long as Tenant faithfully discharges all obligations on its part to be kept and performed under this Lease in accordance with its terms, its tenancy will not be affected by any default under such lease or mortgage or deed of trust, and in the event of termination of such lease or foreclosure or sale under power of sale or deed in lieu of sale, or any transfer of Landlord's interest, all rights, benefits, privileges and remedies of Tenant under this Lease shall remain in effect.

          Notwithstanding anything to the contrary set forth in this paragraph, Tenant hereby attorns and agrees to attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such Encumbrance.

     28.  Notices.
          -------

          Any notice or demand required or desired to be given under this Lease shall be in writing and shall be personally served or in lieu of personal service may be given by mail. If given by mail, such notice shall be deemed to have been given when seventy-two (72) hours have elapsed from the time when such notice was deposited in the United States mail, registered or certified, and postage prepaid, addressed to the party to be served. At the date of execution of this Lease, the addresses of Landlord and Tenant are as set forth in paragraph 1. After the Commencement Date, the address of Tenant shall be the address of the Premises. Either party may change its address by giving notice of same in accordance with this paragraph.

     29.  Attorneys' Fees.
          ---------------

          If either party brings any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent, or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover as a part of such action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and costs.

     30.  Estoppel Certificates.
          ---------------------

          Tenant shall within fifteen (15) days following written request by
Landlord:

          (i) Execute and deliver to Landlord any documents, including estoppel certificates, in the form prepared by Landlord (a) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect and the date to which the Rent and other charges are paid in advance, if any, and (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord, or, if there are uncured defaults on the part of the Landlord, stating the nature of such, uncured defaults, and (c) evidencing the status of the Lease as may be required either by a lender making a loan to Landlord to be secured by deed of trust or mortgage covering the Premises or a purchaser of the Premises from Landlord. Tenant's failure to deliver an estoppel certificate within fifteen (15) days after delivery of Landlord's written request therefor shall be conclusive upon Tenant (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord, (b) that there are now no uncured defaults in Landlord's performance and (c) that no Rent has been paid in advance.

          If Tenant fails to so deliver a requested estoppel certificate within the prescribed time it shall be conclusively presumed that this Lease is unmodified and in full force and effect except as represented by Landlord.

          (ii) Deliver to Landlord the current financial statements of Tenant, and financial statements of the two (2) years prior to the current financial statements year, with an opinion of a certified public accountant, including a balance sheet and profit and loss statement for the most recent prior year, all prepared in accordance with generally accepted accounting principles consistently applied.

     31.  Transfer of the Premises by Landlord.
          ------------------------------------

          In the event of any conveyance of the Premises and assignment by Landlord of this Lease, Landlord shall be and is hereby entirely released from all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the date of such conveyance and assignment and Tenant agrees to attorn to such transferee provided such transferee assumes Landlord's obligations under this Lease.

     32.  Landlord's Right to Perform Tenant's Covenants.
          ----------------------------------------------

          If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, and such failure shall continue after the expiration of any applicable grace or cure periods provided in this Lease, Landlord may, but shall not be obligated to and without waiving or releasing Tenant from any obligation of Tenant under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith, pay expenses and employ counsel. All sums so paid by Landlord and all penalties, interest and costs in connection therewith shall be due and payable by Tenant on the next day after any such payment by Landlord, together with interest thereon at the Interest Rate from such date to the date of payment by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Rent.

     33.  Tenant's Remedy.
          ---------------

          If, as a consequence of a default by Landlord under this Lease, Tenant recovers a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Premises and out of Rent or other income from such property receivable by Landlord or out of consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title or interest in the Premises, and neither Landlord nor its agents shall be liable for any deficiency.

     34.  Mortgagee Protection.
          --------------------

          If Landlord defaults under this Lease. Tenant will notify any beneficiary of a deed of trust or mortgagee of a mortgage covering the Premises, and offer such beneficiary or mortgagee a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or a judicial foreclosure, if such should prove necessary to effect a cure.

     35.  Brokers.
          -------

          Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for Cornish and Carey Commercial, which represents both Landlord and Tenant, and that it knows of no real estate broker or agent who is or might be entitled to a commission in connection with this Lease.

     36.  Acceptance.
          ----------

          This Lease shall only become effective and binding upon full execution hereof by Landlord and delivery of a signed copy to Tenant. Tenant, at its option, may record a short form memorandum of this Lease. Upon the expiration or sooner termination of this Lease, Tenant shall execute and deliver to Landlord a quitclaim deed in recordable form releasing, remising and quitclaiming to Landlord all right, title and interest of Tenant in and to the Premises.

     37.  Modifications for Lender.
          ------------------------

          If, in connection with obtaining any initial financing for the construction and development of the Premises, Landlord's lender shall request reasonable modification to this Lease as a condition to such financing, Tenant shall not unreasonably withhold, delay or defer its consent thereto, provided such modifications do not materially adversely affect Tenant's rights or obligations hereunder.

     38.  Parking.
          -------

          Tenant shall have the exclusive right to use all parking spaces located within the boundaries of the Premises, upon terms and conditions, as may from time to time be reasonably established by Landlord, until such time as Landlord constructs any buildings on the Property for occupancy by any tenant(s) other than Tenant. In such event, upon completion of such building(s) the Outside Area, including the parking areas, shall be converted to common area, available for the non-exclusive use by Tenant and any other tenant(s) of the Property, and Tenant shall have nonexclusive right to use Tenant's pro rata share of all parking spaces located within the boundaries of the Property, but not less than 210 parking spaces. Should parking charges or surcharges of any kind be imposed on the parking facilities by any governmental agency, Tenant shall reimburse Landlord for such charges and/or surcharges or, if possible, shall pay such charges and/or surcharges directly to the governmental agency and, in such event. Tenant shall provide Landlord with proof that such charges and/or surcharges have been paid by Tenant.

     39.  Option to Purchase. If (i) Tenant gives the notice described in
          ------------------
paragraph 2.B. and Landlord does not for any reason commence construction of the Building within nine (9) months from the date of Tenant's notice (as extended for delays caused by force majeure), or (ii) Landlord has not given notice of Landlord's intent to proceed as described in paragraph 2.B. on or before the date which is forty-eight (48) months from the Close of Escrow, or (iii) Landlord has timely given notice of Landlord's intent to proceed but has not commenced construction of the Building within nine (9) months from the date of Landlord's notice (as extended for delays caused by force majeure), or (iv) Landlord has commenced construction of the Building but has not completed construction of the Building within twelve (12) months from the commencement of construction (as extended by delays caused by force majeure) then, provided that Tenant is not in default under this Lease, the Premises 1 Lease or the Premises 2 Lease at the time of Tenant's exercise, Tenant shall have the option to purchase the Premises on the terms and conditions set forth herein. In the event that commencement of construction or completion of construction is at any time delayed by force majeure, Landlord shall promptly notify Tenant in writing of the commencement and expiration of any period of such delay and the cause or causes of such delay. Tenant shall exercise its option within sixty (60) days after the right to exercise the option commences by giving Landlord written notice of its exercise. The Premises subject to the option shall be located as shown on EXHIBIT A and shall consist of sufficient land to permit development
         ---------
and construction of a two-story building of approximately 60,000 square feet with sufficient on-site parking and off-site parking to satisfy the then existing parking requirements of the City of Redwood City or other governmental agency with jurisdiction (the "Option Land"). The off-site parking shall be provided by Landlord on the Property pursuant to a reciprocal parking agreement between Landlord and Tenant providing for perpetual reciprocal parking rights. The purchase price for the Premises shall be Seventeen and 47/100ths Dollars ($17.47) per square foot of the Option Land, adjusted for inflation based upon increases in the Index from the date of this Lease until the date of Tenant's notice of exercise (which increases shall be calculated in the same manner provided for in paragraph 5.C. of this Lease), plus any outstanding balance of any construction loan relating solely to the construction of the Premises (but excluding any amount relating to the acquisition price paid by Landlord for the Premises) plus any out-of-pocket costs paid by Landlord for the construction of the Building (but only to the extent not already included in the loan). The purchase price shall be paid by Tenant to Landlord in cash upon the close of escrow. In addition to the purchase price, all costs incurred to create the Premises as a separate legal parcel; prepare the reciprocal parking agreement; construct Tenant's share of the parking spaces (approximately 210 spaces); and to prepare any covenants, conditions and restrictions required to govern the operation, use and maintenance of any other common areas to be utilized by Landlord and Tenant, including without limitation, legal fees, engineering and consultant fees, permit and approval fees, construction costs, and recording costs shall be paid by Tenant. The cost of constructing any parking spaces subject to the reciprocal parking agreement in excess of Tenant's share shall be paid, by Landlord. Upon exercise of the option by Tenant, Landlord and Tenant shall use good faith efforts to execute a purchase agreement incorporating the foregoing terms and conditions within sixty (60) days after the date of Tenant's notice of exercise. Tenant shall have right to rescind its exercise of the option by giving Landlord written notice within thirty (30) days after Landlord informs Tenant of the construction loan balance and out-of-pocket costs described above. Close of escrow under the purchase agreement shall occur within thirty (30) days after the date the parcel map creating the Premises as a separate legal parcel is recorded, but not later than nine (9) months from the date of Tenant's exercise of the option, unless close of escrow is delayed due to force majeure, in which event close of escrow shall occur as soon as reasonably possible. If, however, Tenant fails to exercise the option to purchase the Premises within the sixty
(60) day exercise period, or Tenant timely rescinds its exercise, the option shall expire, and this Lease and all rights and obligations of Landlord and Tenant hereunder shall terminate; provided, however, that Tenant shall retain any rights to claim damages to the extent that Landlord has breached its obligations under this Lease.

     40.  General.
          -------

          A.  Captions. The captions and headings used in this Lease are for the
              --------
purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

          B.  Executed Copy. Any fully executed copy of this Lease shall be
              -------------
deemed an original for all purposes.

          C.  Time. Time is of the essence for the performance of each terra,
              ----
condition and covenant of this Lease.

          D.  Choice of Law. This Lease shall be construed and enforced in
              -------------
accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

          E.  Gender: Singular, Plural. When the context of this Lease requires,
              ------------------------
the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

          F.  Binding Effect. The covenants and agreement contained in this
              --------------
Lease shall be binding on the parties hereto and on their respective successors and assigns to the extent this Lease is assignable.

          G.  Waiver. The waiver by Landlord of any breach of any term,
              ------
condition or covenant, of this Lease shall not be deemed to be a waiver of such provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been, waived by Landlord unless such waiver is in writing signed by Landlord.

          H.  Entire Agreement. This Lease is the entire agreement between the
              ----------------
parties, and there are no agreements or representations between the parties except as expressed herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

          I.  Authority. If Tenant is a corporation or a partnership, each
              ---------
individual executing this Lease on behalf of said corporation or partnership, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of said entity in accordance with its corporate bylaws, statement of partnership or certificate of limited partnership, as the case may be, and that this Lease is binding upon said entity in accordance with its terms. Landlord, at its option, may require a copy of such written authorization to enter into this Lease.

          J.  Exhibits. All exhibits, amendments, riders and addenda attached
              --------
hereto are hereby incorporated herein and made a part hereof.

          K.  Lease Summary. The Lease Summary attached to this Lease is
              -------------
intended to provide general information only. In the event of any inconsistency between the Lease Summary and the specific provisions of this Lease, the specific provisions of this Lease shall prevail.

     THIS LEASE is effective as of the date the last signatory necessary to execute the Lease shall have executed this Lease.

                              TENANT:

Dated:                        AMPEX CORPORATION, a Delaware Corporation
      -------------------

                              By:
                                 ---------------------------------
                              Its:
                                  --------------------------------
                              By:
                                 ---------------------------------
                              Its:
                                  --------------------------------


                              LANDLORD

Dated:                        MARTIN/CAMPUS ASSOCIATES, L.P.,
      --------------------
                              a California limited partnership

                              By Martin/Redwood Partners, L.P.
                                 a California limited partnership,
                                 General Partner

                                 By: The Martin Group of Companies, Inc.
                                     a California corporation,
                                     General Partner

                                    By:
                                       ---------------------------
                                    Its:
                                        --------------------------

                              EXHIBIT C -- PART 2

                           FIRST AMENDMENT TO LEASE

     THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is made and entered into as of this 10th day of September, 1998 by and between MARTIN/CAMPUS ASSOCIATES NO. 6, L.P., a Delaware limited partnership ("Landlord"), and AMPEX CORPORATION, a Delaware corporation ("Tenant").

                                R E C I T A L S:

     This First Amendment is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

     A. Martin/Campus Associates, L.P., a Delaware limited partnership ("Original Landlord"), and Tenant entered into that certain Lease dated January 19, 1996 which demised those certain premises to be situated in a building to be constructed by Landlord, together with the exclusive right to use a certain Outside Area (as defined in the Lease), located in the City of Redwood City, California, as more particularly described in the Lease (the "Premises").

     B    Original Landlord assigned all of its right, title and interest as landlord under the Lease to Landlord pursuant to that certain Assignment and Assumption of Tenant Leases dated as of December 22, 1997 (the "Assignment of Lease").

     C.   Landlord and Tenant desire to modify and amend the terms of the Lease
(i) to provide for the surrender of the exclusive use of that portion of the Premises designated as the Outside Area, and (ii) in lieu thereof, to designate common areas for which Tenant shall have the nonexclusive right to use and for which Landlord shall assume maintenance obligations, and to require Tenant to pay a proportionate share of the cost therefor, all as more fully set forth herein.

     NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease and in this First Amendment, Landlord and Tenant hereby agree as follows:

     1.   Defined Terms. Except as expressly provided in this First Amendment to
          -------------
the contrary, terms which are defined in the Lease shall have the same meaning when used in thus First Amendment.

     2.   Premises.  Paragraph 2 of the Lease is hereby deleted in its entirety
          --------
and the following paragraph is inserted in place thereof:

          "Landlord hereby leases to Tenant and Tenant hereby leases from Landlord that certain building to be constructed by Landlord, consisting of approximately 59,760 square feet (the "Building") in the City of Redwood City, County of San Mateo, State of California, together with the exclusive use of the Outside Patio Area described in Paragraph 3.H., as more particularly shown on EXHIBIT A (collectively,
                                                        ---------
          the "Premises"). The Premises also include the appurtenant right to use in common with other tenants of the Property (as defined below) the Common Area (as defined below) of the Property owned by Landlord."

     3.   Definitions. Paragraph 3 of the Lease is hereby amended (a) to delete
          -----------
in its entirety paragraph 3.H (the definition of "Outside Area") and (b) to insert the following new definitions:

          "B, 1. Common Area. All areas and facilities within the Property which are not within buildings wholly or partially leased to or occupied by tenants or not otherwise appropriated to the exclusive occupancy of tenants, including the Parking Area, the sidewalks, pedestrian ways, driveways, signs (other than Tenant's signs), pools, ponds, service delivery and loading facilities, common storage areas, common utility facilities and all other areas on the Property established by Landlord and/or its successors for non-exclusive use. Landlord may, by written notice to Tenant, elect in its sole discretion to increase and/or decrease the Common Area from time to time during the Term for any reason whatsoever (including without limitation an election by Landlord and/or its successors in their sole discretion to make changes to the buildings situated on the Property, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Common Area from time to time), so long as Landlord does not (i) unreasonably interfere with ingress to or egress from the Building; (ii) permanently reduce the number of parking spaces available for Tenant's use below the minimum requirements set forth in paragraph 38; (iii) move the Parking Area materially farther from the Building; (iv) materially decrease the visibility of Tenant's signage located on the Building or within the Property as of the date of this First Amendment or future Tenant's identification signage installed on the exterior of the Building in accordance with paragraph 20 (provided that Landlord alternatively may relocate Tenant's signage at Landlord's expense to a location mutually acceptable to Landlord and Tenant as may be agreed by the parties prior to such relocation); or (v) reconfigure the Common Area located within those certain areas surrounding the Building as highlighted in yellow on EXHIBIT A and designated as the "Protected Areas." No such
                    ---------
          subdivision, sale, exchange, disposition, transfer, or change to the configuration of all or any portion of the Common Area shall cause the Common Area to be increased or decreased unless and until Landlord has given Tenant written notice of such increase or decrease. Landlord shall have exclusive control of the Common Area and may at any time close any part thereof for periods not to exceed thirty (30) days (subject to delays due to causes beyond Landlord's control), exclude and restrain anyone from any part thereof, except the bonafide customers, employees and invitees of Tenant who use the Common Area in accordance with the reasonable rules and regulations as Landlord may from time to time promulgate. In exercising any such rights, Landlord shall not unreasonably disrupt Tenant's business.

          "B.2.  Common Area Maintenance Expenses.  The total of all costs and
                 --------------------------------
          expenses paid or incurred by Landlord in connection with the operation, maintenance, ownership, repair and replacement of the Common Area, as calculated in accordance with generally accepted accounting principles, consistently applied. Without limiting the generality of the foregoing and subject to the exclusions set forth below, Common Area Maintenance Expenses include all costs of and expense for: (i) resurfacing, resealing, remarking, painting, repainting, striping or restriping the Parking Area (but excluding certain parking lot repairs to the Parking Area designated as the Phase III Parking Lot Resurfacing area on EXHIBIT A-1 to be performed
                                                    -----------
          pursuant to that certain Amendment to Bay Road Lease and Douglas/Broadway Lease between Landlord and Tenant dated July 14,
          1998); (ii) maintenance, repair and replacement of sidewalks, curbs, paving, walkways, Parking Area, Property signs, landscaping, planting and irrigation systems, trash facilities, loading and delivery areas, lighting, drainage and common utility facilities associated with Parking Area lighting, signage and irrigation of landscaping, directional or other signs, markers and bumpers; (iii) wages, salaries, benefits, payroll burden fees and charges of non-executive personnel (but including Landlord's property manager to extent the manager is utilized, in lieu of retaining independent contractors, for the supervision of the maintenance or repair of the Common Area) employed by Landlord and the charges of all independent contractors retained by Landlord (to the extent on a percentage basis of time spent that such personnel and contractors are utilized by Landlord) for the maintenance or repair of the Property, but excluding the cost of any security services except to the extent provided in paragraph
          41); (iv) depreciation or amortization (or in lieu thereof, rental payments) on all tools, equipment and machinery used in the operation and maintenance of the Common Area; (v) premiums for Comprehensive General Liability Insurance or Commercial General Liability Insurance, casualty insurance, workers compensation insurance or other insurance on the Common Area, or any portion thereof or interest therein, and any deductibles (which deductible shall not exceed $15,000, increased annually by 3%) payable with respect to such insurance policies other than earthquake insurance for which the deductible shall not be included in Common Area Maintenance Expenses; (vi) cleaning, collection, storage and removal of trash, rubbish, dirt and debris, and sweeping and cleaning the Common Area; (vii) all personal property or real property taxes and assessments levied or assessed on the Property, or any portion thereof or interest therein, including without limitation the Real Property Taxes for the Premises, if applicable under paragraph 15.A; (viii) reasonable legal, accounting and other professional services for the operation of the Common Area, including reasonable costs, fees and expenses of contesting the validity or applicability of any law, ordinance, rule, regulation or order relating to the Building, and of contesting, appealing or otherwise attempting to reduce any Real Property Taxes assessed against the Property; (ix) any alterations, additions or improvements required to be made to the Common Area in order to reduce Common Area Maintenance Expenses or to protect the safety of occupants of the Property (provided in the latter case that such alterations, additions or improvements are not necessitated solely as a result of the use and occupancy of the Common Area by a new tenant of the Property or as a result of new tenant improvements to any building on the Property, other than in or on the Building, and further provided in any case that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the rate of ten percent (10%) per annum, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such alterations, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Expenses for each year over which such costs are amortized and that the annual amount of such amortized costs passed through as an expense shall not exceed the cost savings realized in such year); (x) all costs and expenses incurred in performing any alterations, additions or improvements required to be made to the Common Area in order to comply with applicable laws, ordinances, rules, regulations and orders enacted after the date hereof, provided that the cost of any such alterations, additions, improvements or capital improvements, together with interest at the rate of ten percent (10%) per annum, or, if applicable, the rate paid by Landlord on funds borrowed for the purpose of constructing or installing such alterations, shall be amortized over the useful life of the alteration, addition, improvement or capital improvement in question and included in Common Area Maintenance Expenses for each year over which such costs are amortized; (xi) any and all payments due and owing on behalf of the Property or any portion thereof with respect to any CC&R's to the extent such payments are in lieu of or substitution for other Common Area Maintenance Expenses, and (xii) all costs and expenses related to the adoption and maintenance of a portion of Highway 101 (Tenant's Percentage Share of which shall not exceed $430 per year, increased annually by 3%). However, notwithstanding the foregoing or anything to the contrary in this Lease, Common Area Maintenance Expenses shall not include the cost of or expenses for the following: (A) leasing commissions, attorneys' fees or other costs or expenses incurred in connection with negotiations or disputes with other tenants of the Property or attorneys' fees incurred which must be capitalized for income tax purposes; (B) depreciation of buildings in the Property; (C) payments of principal, interest, late fees, prepayment fees or other charges on any debt secured by a mortgage covering the Property, or rental payments under any ground lease or underlying lease; (D) any penalties incurred due to Landlord's violation of any governmental rule or authority (but not excluding the cost of compliance therewith, if such cost is chargeable to Tenant pursuant to this Lease); (E) items for which Landlord is reimbursed by insurance; (F) all costs associated with the operation of the business of the entity which constitutes "Landlord", as distinguished from the costs of operations, including, but not limited to, costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging, or hypothecating any of the Landlord's interest in the Property and/or Common Area, or any portion thereof, costs of any disputes between Landlord and its employees, costs of disputes of Landlord with Building management or costs paid in connection with disputes with Tenant or any other tenants; (G) all costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for other tenants in the Property; (H) the creation of any reserves for equipment or capital replacement; (I) all costs arising from monitoring, cleaning up and otherwise remediating any release of Hazardous Materials at the Premises; (J) any Real Property Taxes or costs for which Landlord is separately and directly reimbursed by Tenant or any other tenant of the Property which are assessed against the Premises or the premises leased by such other tenant(s); (K) any costs for security services; (L) any costs of repairs for damage or destruction occasioned by fires or other casualty (except the deductible amount permitted under item (v) above); (M) any costs due to replacement or failure of Landlord's computer hardware or software or other equipment used in connection with the operation of the Common Area due to so called "Year 2000" issues relating to the inability to distinguish between dates before and after January 1, 2000; and (N) all capital expenditures not described in items (ix) and (x) above.

          "H.  Outside Patio Area.  The patio area located outside and adjacent
               ------------------
          to the Building, as more particularly shown on EXHIBIT A."
                                                         ---------

          "H-1.  Parking Area.  All Common Area on the Property (except
                 ------------
          sidewalks and service delivery facilities) now or hereafter designated by Landlord for the parking or access of motor vehicles, including roads, traffic lanes, vehicular parking spaces, landscaped areas and walkways, and including any parking structure constructed during the Term. Landlord and/or its successors may, by written notice to Tenant, elect in their sole discretion to increase and/or decrease the Parking Area from time to time during the Term for any reason whatsoever (including without limitation an election by Landlord and/or its successors in their sole discretion to make changes to the buildings situated on the Property, and/or to subdivide, sell, exchange, dispose of, transfer, or change the configuration of all or any portion of the Parking Area from time to time), so long as such changes to the Parking Area do not reduce the number of parking spaces available for Tenant's use below the minimum requirements set forth in paragraph 38 for periods in excess of thirty (30) days (subject to delays due to causes beyond Landlord's control), materially impair access to or from the Building to and from the Parking

          Area or move the Parking Area materially farther from the Building. No such subdivision, sale, exchange, disposition, transfer, or change to the configuration of all or any portion of the Parking Area shall cause the Parking Area to be increased or decreased unless and until Landlord has given Tenant written notice of such increase or decrease.

          "I.1.  Property.  The real property shown on EXHIBIT A consisting of
                 --------                              ---------
          approximately nine and 31/100ths (9.31) acres and the buildings and permanent improvements located thereon, within which the Premises are located.

          "K.1.  Rentable Area.  The aggregate square footage in any one or more
                 -------------
          buildings on the Property, as appropriate, as reasonably determined by Landlord's architect from time to time in accordance with BOMA Standard (ANSI Z65.1 1980) for full floor office occupancy. The Rentable Area of the building is 59,760 square feet and the Rentable Area of all of the buildings on the Property is 191,910 square feet.

          "Q.1.  Tenant's Percentage Share.  The ratio (expressed as a
                 -------------------------
          percentage) of the total Rentable Area of the Premises to the total Rentable Area of all of the buildings located on the Property owned by Landlord from time to time, which as of the date hereof shall equal 31.14% (i.e., the Rentable Area of the Premises divided by the Rentable Area of the buildings located on the Property owned by Landlord as of the date hereof.) Tenant's Percentage Share shall be recalculated each and every time that the amount of Rentable Area contained in Premises is adjusted, or the Premises is expanded, buildings are added to or removed from the Property, or there is a change in the total Rentable Area of those buildings located on the Property owned by Landlord, or Landlord sells, exchanges, or otherwise transfers any or all of the buildings located on the Property (including without limitation the Building). The parties acknowledge and agree that the total Rentable Area of all of the buildings located on the Property owned by Landlord may increase and/or decrease from time to time during the Term, since Landlord may elect in its sole discretion to sell a building or buildings or to make changes to the buildings it owns."

     4.   Lease Term. Paragraph 4 of the Lease is hereby amended by deleting the
          ----------
first three sentences therefrom and inserting in place thereof the following:

          "The term shall be a period of ten (10) years commencing on the date (the "Commencement Date") that (i) the Building Shell and the Tenant Improvements as defined in EXHIBIT B (other than the Excluded
                                     ---------
          Improvements as defined below) have been substantially completed in accordance with the plans and specifications identified in EXHIBIT F,
                                                                     ---------
          except for punchlist items which do not prevent Tenant from using the Premises for its permitted use and (ii) the building inspector for the City of Redwood City has noted on the permit for such improvements that occupancy thereof is permitted (the "Initial Substantial Completion"). Completion of the following items (the "Excluded Items") shall not be a condition to the commencement of the term of the Lease:

          (A)  the parking areas crosshatched on EXHIBIT A-1 and designated as
                                                 -----------
               the "Phase II Parking Improvements" and the "Phase III Parking Lot Resurfacing";

          (B) the landscaping within the Phase II Parking improvements and the landscaping areas with the improvements described in clause 4(C) below;

          (C) the proposed improvements to Broadway located in front of 530 Broadway and in front of the Phase III Parking Lot Resurfacing area;

          (D)  three (3) pairs of book-matched maple wood doors identified as:
               (i) Doors 127A located between Lobby 101 and the training/conference room identified as Room 137; (ii) Doors 130A located between Corridor 126 and the Open Space Office 130; and
               (iii) Doors 136B located between the lunch room and the training/conference identified as Room 137 (all such rooms, corridors and doors are more particularly shown on the floor plan prepared by Hellmuth Obata & Kassabaum, Inc., identified as Drawing 4-2A-1, dated June 25, 1998);

          (E) one (1) bi-folding door system to be installed in the training/conference room identified as Room 137, such room being shown on the floor plan, prepared by Hellmuth Obata & Kassabaum, Inc., identified as Drawing 4-2A-1, dated June 25, 1998);

          (F) any and all Tenant Improvements within the area shown as Room 200 on the floor plan prepared by Hellmuth Obata & Kassabaum, Inc., identified as Drawing 4-2A-2, dated June 25, 1998; and

          (G)  all floor tiling within the interior of the elevator cabs.

          "The Excluded Improvements shall be substantially completed in accordance with the following schedule: (i) the Phase II Parking Improvements described in clause (A) and the related landscaping shall be substantially completed on or before six (6) weeks after the Commencement Date; (ii) the Phase III Parking Lot Resurfacing, and the proposed improvements to Broadway described in clause (C) and the related landscaping shall be substantially completed on or before nine
          (9) weeks after the Commencement Date; (iii) the doors described in clause

          (D) shall be installed ten (10) weeks after approval by Tenant's architect of the shop drawings or submittal therefor (iv) the folding door system described in clause (E) shall be installed eight (8) weeks after approval of Tenant's architect of the shop drawings or submittal therefor; (v) the Tenant Improvements within the Executive Area shall be substantially completed within a reasonable time after receipt of necessary permits therefor from the City of Redwood City; and (vi) the floor tiling within the interior of the elevator cabs shall be installed within two (2) weeks after Tenant occupies the Premises. In the event of any delay by Landlord in the completion of any Excluded Improvements in accordance with the foregoing schedule, Tenant shall be entitled to a per diem rent credit until such improvement has been substantially completed in an amount equal to the dollar amount yet to be expended by Landlord for such uncompleted improvement."

     5.   Additional Rent. Paragraph 5.E of the Lease is hereby amended to add
          ---------------
in the second line thereof after the words "including, without limitation," the words "Common Area Maintenance Expenses pursuant to paragraph 5.G.,".

     6.   Common Area Maintenance Expenses. The following paragraph is added as
          --------------------------------
a new paragraph 5.G of the Lease:

     "G.  Common Area Maintenance Expenses.
          --------------------------------

              (1)  Estimated Payments.  Commencing as of the Effective Date and
                   ------------------
          continuing throughout the entire Term, Tenant shall pay Tenant's Percentage Share of all Common Area Maintenance Expenses paid or payable by Landlord in each year. On the Effective Date and during December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of amounts payable under this paragraph 5.G.(1) for the ensuing calendar year. Such notice shall show in reasonable detail the basis on which the estimate was determined. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amounts, provided that if such notice is not given in December, Tenant shall continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord, in its reasonable judgment, that the amounts payable under this paragraph 5.G.(I) for the current calendar year will vary from its then-current estimate by more than five percent (5%), Landlord may, by notice to Tenant, showing in reasonable detail the basis for such variance, revise its estimate for such year, in which case subsequent payments by Tenant for such year shall be based upon such revised estimate. Landlord's election not to give the notice described in the foregoing sentence shall not affect Landlord's ability to charge Tenant for, nor Tenant's liability to pay for, any shortfall in the estimated payments for such calendar year previously made by Tenant, as set forth in paragraph 5.G.(2).

              "(2)  Adjustment.  Within one hundred twenty (120) days after the
                    ----------
          close of each calendar year or as soon after such 120-day period as reasonably practicable, Landlord shall deliver to Tenant a reasonably detailed statement of Common Area Maintenance Expenses for such calendar year, certified by Landlord or its property manager, subject to Tenant's right to audit as hereinafter provided. At that time, Landlord shall also deliver to Tenant a statement, certified as correct by Landlord, of the adjustments to be made pursuant to paragraph 5.G.(1) above. If Landlord's statement shows that Tenant owes an amount that is less than the estimated payments for such calendar year previously made by Tenant, Landlord may elect, in its sole discretion, to either refund such excess to Tenant within thirty
          (30) days after delivery of the statement, or offset such overpayment against Monthly Rent due or remaining due under this Lease; provided that if no Monthly Rent remains due, Landlord shall refund such excess to Tenant within thirty (30) days after delivery of the statement. If such statement shows that Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

              "(3)  Last Lease Year.  If this Lease shall terminate on a day
                    ---------------
          other than the last day of a calendar year, the adjustment in Minimum Rent applicable to the calendar year in which such termination shall occur shall be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to three hundred sixty (360). The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to paragraph 5.G.(2) to be performed after such termination,"

     7.   Repairs and Maintenance. Paragraph 17.A of the Lease is hereby amended
          -----------------------
by adding the words "Landlord shall repair, maintain and operate the Common Area and" to the beginning thereof. Paragraph 17.B. is hereby amended by deleting therefrom the third, fourth, fifth and sixth sentences regarding Tenant's obligation to maintain the Outside Area. In lieu thereof the following sentences shall be inserted providing for Tenant's obligation to maintain and repair the Outside Patio Area:

     "Tenant shall also maintain the Outside Patio Area in good order, condition and repair, consistent with the reasonable maintenance standards established by Landlord for the balance of the Common Area. If at any time Landlord determines that Tenant's repair and maintenance of the Outside Patio Area is not consistent with the reasonable maintenance standards established by Landlord for the balance of the Common Area, Landlord shall notify Tenant in writing of any such deficiencies. If Tenant fails to cure such deficiencies within thirty (30) days after receipt of Landlord's notice, Landlord shall have the right, on thirty
(30) days' written notice to Tenant, to assume responsibility for maintenance and repair of the Outside Patio Area. In such event, Tenant shall reimburse Landlord monthly, as Additional Rent, for the costs incurred by Landlord to maintain and repair the Outside Patio Area."

     8.   Parking Areas.  Paragraph 38 is hereby deleted and the following is
          -------------
inserted in place thereof:

          "Tenant shall have the non-exclusive right, in common with any other tenants or occupants of the Property, to use up to 199 unassigned parking spaces, upon terms and conditions, as may from time to time be reasonably established by Landlord (provided that such terms and conditions shall not include an imposition by Landlord of a charge for such parking). Ten (10) of such 199 unassigned spaces (as identified on EXHIBIT A) shall be designated as visitor parking spaces for use by
             ---------
          Tenant's visitors. Landlord shall install signage, at Tenant's sole cost and expense, designating such spaces for that purpose. Landlord shall not change the designation of such visitor parking spaces without obtaining Tenant's prior written consent, which shall not be unreasonably withheld. Landlord shall have no obligation to monitor or enforce the use of the parking spaces designated for Tenant's visitors for such purpose.

          "Should parking charges or surcharges of any kind be imposed on the parking facilities by a governmental agency, Tenant shall reimburse Landlord for such charges and/or surcharges or, if possible, shall pay such charges and/or surcharges directly to the governmental agency and, in such event, Tenant shall provide Landlord with proof that such charges and/or surcharges have been paid by Tenant."

     9.   Security.  The following paragraph is hereby added to the Lease as
          --------
paragraph 41:

          "41.  Security.  Tenant shall be solely responsible for providing such
                --------
          security services for the Premises and the Common Area surrounding or adjacent to the Premises as an owner or manager of such property would be obligated to provide. At the request of Tenant, Landlord shall not be responsible for providing such security services in connection with Landlord's operation of the Common Area. Tenant may later elect to have Landlord assume responsibility for the security of the Common Area surrounding or adjacent to the Premises and, upon such election by Tenant, Landlord's costs in providing such services shall be included in Common Area Maintenance Expenses notwithstanding anything to the contrary contained in paragraph 3.B.2."

     10.  Exhibits.  EXHIBIT A attached to the lease is hereby deleted and
          --------   ---------
EXHIBIT A attached hereto is inserted in place thereof.  A new EXHIBIT A-1 and
---------                                                      -----------
EXHIBIT F attached hereto are added to the Lease.
---------

     11.  Exhibit B.  Paragraph 2 of EXHIBIT B is hereby amended to add the
          ---------
following sentence to the end thereof:

          "Tenant Improvements shall not include any improvements to the 18,793 square foot area located on the first floor of the Building and designated as

          Room 124 on the floor plan prepared by Hellmuth Obata & Kassabaum, Inc. and identified as Drawing 4-2A-1, dated June 25, 1998 ("Room 124"), which improvements shall be constructed by Tenant, at its sole cost and expense, in accordance with paragraph 13 of the Lease."

     Paragraph 6(a) of EXHIBIT B is hereby amended to add the following:

          "The Initial Allowance and the Additional Allowance shall be provided for a maximum of 40,967 square feet. Tenant has elected to have Room 124 (as defined above) to remain unfinished. Tenant acknowledges that no Tenant Improvements Allowance shall be provided by Landlord for the tenant improvements to Room 124. At such time as Tenant intends to construct any improvements to Room 124, such improvements shall be deemed Alterations and shall be subject to the provisions of paragraph 13."

     12.  Effective Date.  The effective date of this First Amendment shall be
          --------------
the date which is the Effective Date under that certain Partial Termination of Lease between Landlord and Tenant dated as of the date hereof and executed simultaneously herewith.

     13.  Interpretation of Amendment.  This First Amendment and Lease (as
          ---------------------------
previously amended) shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this First Amendment. All provisions of the Lease affected by this First Amendment shall be deemed amended regardless of whether so specified in this First Amendment. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this First Amendment, the provision of this First Amendment shall control.

     14.  No Further Amendment.  Except as amended by this First Amendment, the
          --------------------
Lease shall continue in full force and effect and in accordance with its terms.

                        [SIGNATURES FOLLOW ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first hereinabove set forth.

     LANDLORD:  MARTIN/CAMPUS ASSOCIATES NO. 4, L.P., a Delaware limited partnership

                By: MARTIN/REDWOOD PARTNERS, L.P., a California limited partnership
                     General Partner

                     By:  TMG REDWOOD LLC,
                          a California limited liability company
                          General Partner

                          By:  THE MARTIN GROUP OF COMPANIES, INC.
                               a California corporation
                               Managing Member

                           By:  [signature illegible]
                              -----------------------------------
                           Name:
                                ---------------------------------
                           Title:
                                 --------------------------------

     TENANT:    ANTEX CORPORATION
                a Delaware corporation

                By:  [signature illegible]
                   ----------------------------
                Name:
                     --------------------------
                Title:
                      -------------------------

                By:
                   ----------------------------
                Name:
                     --------------------------
                Title:
                      -------------------------

March 29th, 1999

John Patrick McGovern
2533 South Highway 101
Suite 280
Cardiff by the Sea, CA 92007

Dear Pat.

We are pleased to offer you employment with Fogdog, Inc. (hereinafter "Fogdog") as General Counsel, with a start date of March 30th, 1999 and reporting to the company CFO.

The terms and commitments of your employment with Fogdog are as follows:

     1. You will be employed to work full time and exclusively for the Company. This will be staged such that you will spend 20% of time during first two (2) weeks, 40% next two (2) weeks, 60% during the following four (4) weeks and 100% thereafter .

     2.   Salary. Base salary of $10,000 per month, which is equal to $120,000
          ------
per year.

     3.   Bonus. You will have the opportunity to earn a bonus in addition to
          -----
your base salary. Performance targets to earn the bonus are to be determined, and shall be attached to this agreement as an addendum. The target for the bonus is 20% of your salary with the opportunity to earn more through performance accelerators (as attached). You must be employed by Fogdog at the time the bonus is payable to be eligible to receive the bonus.

     4.   Stock Options. Subject to approval by the Board of Directors of Fogdog
          -------------
at the next scheduled meeting on March 31, 1999, we are pleased to offer you participation within Fogdog's stock option plan at a level of 135,000 common ISO shares. Options are vested over four years, with 33,750 options vesting at the end of the first 12 months and monthly vesting in equal increments thereafter. The exercise price per share will be the fair market value (current value is $.22 per share) of the options as determined by the Board of Directors after your start date.

In the event of an acquisition (Corporate Transaction) of the company during the 1st six months of employment, six months of the first year's options, to the extent outstanding at that time but not otherwise fully exercisable, shall automatically accelerate prior to the Corporate Transaction closing. If the event takes place during the second six months of the 1st year, the remainder of the 1st year's option shall accelerate (up to a max of 6 months) thus yielding 12 months of vesting in total. No such acceleration shall occur if (i) the options are assumed by any successor corporation, or (ii) such acceleration would impact any pooling of interest. In event (ii), the accelerated option would be replaced with a cash incentive which preserves the spread existing on the unvested option at the time of the Corporate Transaction (excess of fair market value of such option over the aggregate exercise price payable).

     5.   Relocation Package.  You are eligible for reimbursement of allowable
          ------------------
relocation expenses and other benefits, as described in the attached Relocation Policy. Additionally, we will offer you an additional relocation reimbursement of $10,000, to be used as you see fit for your moving and living expenses.

     6.  Health Benefits.  For the duration of employment, you shall be entitled
         ---------------
to participate in the Company's health insurance, life insurance and disability insurance plans to the extent permitted by law, that may from time to time be adopted by the Board. The Company reserves the right to amend, modify or terminate any employee benefits at any time for any reason. Your portion of the cost will be determined at enrollment based on plan selected.

     7.  401(k).  For the duration of employment, you are eligible to
         ------
participate in Fogdog's 401(k) Savings Plan. The Company reserves the right to amend, modify or terminate this benefit at any time for any reason.

     8.  Vacation.  You will accrue paid vacation days at a rate of one (1) day
         --------
per month of employment.

     9.  Family & Sick Leave.  You will accrue paid family and sick leave at a
         -------------------
rate of one-half day (1/2) per month of employment.

     10.  At Will Employment.  Your employment with Fogdog is at-will and can be
          ------------------
terminated or modified at any time, with or without cause, at the option of either you or Fogdog. Fogdog's right to terminate your employment includes the right to reduce the scope of your duties and responsibilities and the amount of your compensation. This provision may be modified only in writing, signed by an officer of the company. Except as otherwise provided herein, upon the termination of your employment with Fogdog, you shall immediately cease to accrue salary, vacation, benefits, vesting of stock options and all other compensation. If employment is terminated for reasons other than cause, employee will be entitled to a 3 month severance package (salary and benefits only). For purposes of this offer letter "cause" is defined as Gross Negligence or a Felony Conviction.

     11.  Expense Reimbursement.  Corporate travel and other company-related
          ---------------------
expenses incurred by you on your personal accounts shall be reimbursed. Those expenses plus any travel and company-related expenses incurred on any Fogdog company account are to be approved by your direct supervisor prior to event.

     12.  Confidentiality.  For the duration of employment and after any
          ---------------
termination of employment, you will keep all Cedro information confidential and proprietary, including but not limited to, new product development, business practices, and corporate initiatives. In any case, Fogdog will, at its sole discretion, provide written authorization to allow you to reveal such information. You may be asked to sign additional confidentiality documentation.

If this offer of employment is acceptable to you, please sign a copy of this letter and return it to me.

Best Regards,

/s/ Tim Harrington

Tim Harrington
Chief Executive Officer

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

I accept your offer of employment as outlined in this letter. I acknowledge receiving a copy of my job duties. I understand that my employment can be terminated at any time, with or without cause.

Signature                         Date


/s/ John Patrick McGovern
---------------------------------------------
          John Patrick McGovern


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